Exhibit 10.56

REINSTATEMENT AND FIRST AMENDMENT TO SALE, PURCHASE AND

ESCROW AGREEMENT

THIS REINSTATEMENT AND FIRST AMENDMENT TO SALE, PURCHASE AND ESCROW AGREEMENT (this “Reinstatement and Amendment”) is made as of the 21st day of January, 2013, by and between BROOKFIELD DB INC., a Minnesota corporation (“Seller”), KBSIII 60 SOUTH SIXTH STREET, LLC, a Delaware limited liability company (“Purchaser”), as successor-in-interest to KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Original Purchaser”), and COMMONWEALTH LAND TITLE INSURANCE COMPANY (“Escrow Agent”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

RECITALS

A.         Seller and Original Purchaser were parties to that certain Sale, Purchase and Escrow Agreement dated as of December 20, 2012 (the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise;

B.         Original Purchaser terminated the Purchase Agreement by delivering notice to Seller dated January 11, 2013, of its election to terminate the Purchase Agreement in accordance with Section 5.3.2 of the Purchase Agreement;

C.         The Purchase Agreement (as so terminated) and any rights and obligations of Original Purchaser under the Purchase Agreement surviving termination of the Purchase Agreement were assigned to and assumed by Purchaser pursuant to an Assignment and Assumption of Purchase Agreement dated January 18th, 2013, by and between Original Purchaser, as assignor, and Purchaser, as assignee; and

D.         Seller and Purchaser mutually desire to reinstate the Purchase Agreement and amend the Purchase Agreement, subject to the terms and conditions of this Reinstatement and Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Purchaser agree as follows:

1.         Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.

2.         Reinstatement of the Purchase Agreement. Notwithstanding the prior termination of the Purchase Agreement, the termination of the Purchase Agreement is hereby revoked and, except as expressly modified by this Reinstatement and Amendment, the Purchase Agreement shall be, and hereby is, reinstated in its entirety and shall be in full force and effect as if the same had never been terminated. Without limiting the foregoing:

(a)        Seller hereby agrees to sell and Purchaser hereby agrees to purchase the Property on and subject to the terms of the Agreement, subject to the terms of this Amendment, and

(b)        Seller hereby (i) restates and remakes, in favor of Purchaser, each representation, warranty, covenant and agreement of Seller under the Purchase Agreement (subject, in each case, to the terms of this Reinstatement and Amendment); and (ii) agrees that Purchaser shall have all the rights and remedies of Original Purchaser under the Purchase Agreement just as though the Purchase Agreement had never been terminated (subject, in each case, to the terms of this Reinstatement and Amendment).

(c)        Purchaser hereby (i) restates and remakes, in favor of Seller, each representation, warranty, covenant and agreement of Original Purchaser under the Purchase Agreement (subject, in each case, to the terms of this Reinstatement and Amendment), and (ii) agrees that Seller shall have all of the rights and remedies against Purchaser under the Purchase Agreement just as though the Purchase Agreement had never been terminated and Purchaser had been the Original Purchaser thereunder (subject, in each case, to the terms of this Reinstatement and Amendment).

(d)        Escrow Agent confirms that it is holding the Deposit and hereby agrees to continue to hold the Deposit and perform all other duties of Escrow Agent in accordance with Article XVII of the Agreement just as though the Termination Notice had never been given.

3.        Assignment and Assumption of Purchase Agreement. In accordance with Section 16.9 of the Purchase Agreement, this Reinstatement and Amendment shall serve as notification to Seller of the assignment of the Purchase Agreement to Purchaser, and Seller hereby acknowledges that the provisions set forth in Section 16.9 of the Purchase Agreement have been satisfied.

4.        Investigation Period. The last day of the Investigation Period shall be, and hereby is, extended to the date of this Reinstatement and Amendment, and the execution and delivery of this Reinstatement and Amendment by Purchaser shall be deemed Purchaser’s waiver of any right to terminate the Purchase Agreement pursuant to Section 5.3.2 thereof, and, accordingly, Purchaser shall no longer have the right to terminate the Purchase Agreement under Section 5.3.2 thereof. Purchaser hereby waives all of Purchaser’s Title Objections, whether or not contained in that certain notice letter from Purchaser to Seller dated January 7, 2013 (the “Title Objection Letter”); provided, however, that Purchaser’s waiver of Title Objections does not extend to mortgages and security agreements executed or assumed by Seller, which Seller is obligated to remove from the Property pursuant to the Purchase Agreement. Purchaser hereby unconditionally approves all matters marked as “Conditionally Approved” in the Title Objection Letter.

5.        Reduction in Purchase Price. Notwithstanding anything to the contrary in the Purchase Agreement (including, without limitation, Section 2.1 thereof), the Purchase Price shall be, and hereby is, decreased from One Hundred Twenty-Seven Million, Seven Hundred Fifty Thousand Dollars ($127,750,000) to One Hundred Twenty-Six Million, Five Hundred Thirty-Five Thousand Dollars ($126,535,000).

6.        Supplemental Deposit. Notwithstanding anything stated in Section 2.1.2 of the Purchase Agreement to the contrary, Purchaser will, within two (2) business days following the date of this Reinstatement and Amendment, deliver the Supplemental Deposit to Escrow Agent by bank wire of immediately available funds.

7.         Skyway and Easement Estoppels. As a condition to the Closing and Purchaser’s obligation to consummate the transaction contemplated by the Purchase Agreement, Purchaser shall have received prior to Closing an estoppel certificate with respect to that certain Sixth Street Skyway Agreement, dated as of February 27, 1992, recorded March 31, 1992 as Abstract Document No. 5893893 and recorded March 31, 1992 as Torrens Document No. 2248394, by and between Brookfield Development California Inc. (predecessor-in-interest to Brookfield DB Inc.) and 651 Nicollet Partnership (predecessor-in-interest to Brookfield Market Inc.) (the “Sixth Street Skyway Agreement”), in the form of that attached hereto as Exhibit A, executed by the party referenced in the foregoing estoppel certificate (with all information completed and filled in and without any changes being made thereto other than de minimis changes reasonably approved by Purchaser) not disclosing the existence of any default under the Sixth Street Skyway Agreement by the Seller and containing information that is consistent with and confirms the information contained in the Sixth Street Skyway Agreement.

8.         Conditions to Purchaser’s Obligation to Purchase.

(a)         Section 3.1.7 of the Purchase Agreement shall be, and hereby is, deleted in its entirety and the following paragraph shall be substituted in its place:

        “3.1.7 Performance by Seller and DB Holdings, Inc. Performance in all material respects by Seller and DB Holdings, Inc., a Minnesota corporation (“DB Holdings”), of the following obligations and covenants, and required deliveries:

a.         Immediately prior to Closing, DB Holdings shall:

        i.         Assign to Seller all of its right, title and interest in that certain Amended and Restated Lease dated December 30, 1988 (the “Ground Lease”), by and between DB Holdings (as the ultimate successor-in-interest to Bradley Real Estate Trust, a Massachusetts business trust), as lessor, and Seller (as the ultimate successor-in-interest to BCED Minnesota Inc., a Minnesota corporation), as lessee, as referenced in that certain Memorandum of Lease dated December 30, 1988, recorded February 9, 1989 as Abstract Document No. 5505724 and recorded July 5, 1989 as Torrens Document No. 2023726; as amended by that certain First Amendment dated June 6, 1989, recorded June 28, 1989 as Abstract Document No. 5548947 and recorded July 5, 1989 as Torrens Document No. 2023727; further amended by that certain Second Amendment dated June 6, 1989, recorded June 28, 1989 as Abstract Document No. 5548950 and recorded July 5, 1989 as Torrens Document No. 2023728; as assigned by that certain Assignment by Abstract Document No. 5680816 and Torrens Document No. 2112089; as further assigned by that certain Assignment of Lease dated December 19, 1991, to Minneapolis Community Development Agency, recorded December 31,

1991 as Abstract Document No. 5860128 and recorded January 6, 1992 as Torrens Document No. 2227115;

        ii.         Assign and transfer to Seller all of its right, title and interest in any and all (i) Contracts related to DB Holdings’ Ground Lease interest in a form of assignment substantially similar to form of Assignment of Leases and Contracts attached hereto as Exhibit C, and (ii) Personal Property (including any and all of DB Holdings’ intangible property) related to DB Holdings’ Ground Lease interest in a form of bill of sale substantially similar to form of Bill of Sale attached hereto as Exhibit D; and

        iii.         Execute and deliver to Seller a limited warranty deed with respect to the Land substantially similar to the form of Deed attached hereto as Exhibit I.

        b.         Immediately thereafter and prior to Closing, Seller shall terminate the Ground Lease and cause a termination of ground lease to be recorded in the Office of the Registrar of Titles in Hennepin County, Minnesota.”

9.         Reimbursements for Costs under Skyway Agreements. Seller and Purchaser hereby agree that after the Closing, (a) to the extent it is reasonably determined by Purchaser and Brookfield Market Inc. that (i) Seller has received an overpayment of amounts due and owning under the Sixth Street Skyway Agreement attributable to Seller’s ownership period of the Property, Seller shall promptly remit such overpayment to Purchaser after Closing, or (ii) Seller has been underpaid amounts due and owning under the Sixth Street Skyway Agreement attributable to Seller’s ownership period of the Property, Purchaser shall promptly remit such underpayment to Seller after Closing, if and when received by Purchaser from Brookfield Market Inc. or its successors and assigns, and (b) to the extent it is reasonably determined by Purchaser and Hines Global REIT 50 South Sixth LLC that (i) Seller has made an overpayment of amounts due and owning under the Nicolette Skyway Agreement attributable to Seller’s ownership period of the Property, Purchaser shall promptly remit such overpayment to Seller Purchaser after Closing, if and when received by Purchaser from Hines Global REIT 50 South Sixth LLC or its successors and assigns, or (ii) Seller has underpaid amounts due and owning under the Nicolette Skyway Agreement attributable to Seller’s ownership period of the Property, Seller shall promptly remit such underpayment to Purchaser after Closing. This provision shall survive the Closing.

10.         Tenant Payments. On the Final Closing Date or as soon as reasonably practicable thereafter, Seller shall deliver to Purchaser billing information for the following charges payable by tenants of the Property or the operator of the Parking Improvements, as applicable:

(a)         charges for water, sewer, electricity, gas, fuel and other utility charges, which shall be read on January 31, 2013 by Seller;

(b) parking charges for the month of January, 2013 owed to Seller by the operator of the Parking Improvements; and

(c) any charges billed to tenants for any tenant work orders during the month of January, 2013.

Purchaser will (i) promptly bill tenants for such charges, and (ii) promptly following receipt of payments for any of such charges, promptly remit such payments to Seller.

11.         Project Declaration. Exhibit J attached to the Purchase Agreement shall be, and hereby is, deleted and Exhibit J attached hereto is hereby inserted in its place.

12.         Tenant Improvement Costs, Rent Abatements after Closing, and Other Charges. Exhibit O attached to the Purchase Agreement shall be, and hereby is, deleted and Exhibit O attached hereto is hereby inserted in its place.

13.         Garage Sweeper. Seller acknowledges and agrees that the Personal Property to be purchased by Purchaser in accordance with the terms and provisions of the Purchase Agreement shall include that certain automated garage sweeper currently used by Seller to clean the parking garage surfaces located on the Property as of the date of this Reinstatement and Amendment.

14.         Tenant Estoppel for RBC Capital Markets, LLC. Notwithstanding anything stated to the contrary in the Purchase Agreement, as a condition to the Closing and Purchaser’s obligation to consummate the transaction contemplated by the Purchase Agreement, Purchaser shall have received no less than three (3) business days prior to the Closing a tenant estoppel certificate in the form of that attached hereto as Exhibit B, executed by RBC Capital Markets, LLC without any changes being made thereto other than de minimis changes reasonably approved by Purchaser.

15.         Delivery of Parking Letter Agreement. As a condition to the Closing and Purchaser’s obligation to consummate the transaction contemplated by the Purchase Agreement, Seller shall cause Brookfield Market Inc. to, on or before the business day prior to Closing, deliver to Escrow Agent two (2) executed counterparts of that certain letter agreement regarding the Martin-Williams, Inc. parking rights in the Gaviidae II parking garage, in the form of that attached hereto as Exhibit C (the “Parking Letter Agreement”). Purchaser agree that Purchaser shall, on or before the business day prior to Closing, deliver to Escrow Agent two (2) executed counterparts of the Parking Letter Agreement.

16.         Amendment to Sixth Street Skyway Agreement. As a condition to the Closing and Purchaser’s obligation to consummate the transaction contemplated by the Purchase Agreement, Seller shall, on or before the business day prior to Closing, deliver to Escrow Agent two (2) executed copies of that certain Amendment to Sixth Street Skyway Agreement in the form of that attached hereto as Exhibit D.

17.         Certificate of Title. Seller agrees to reasonably cooperate, at no cost or liability to Seller, with Purchaser for a period of twelve (12) months after Closing in connection with Purchaser’s effort to remove certain memorials from the certificate of title to the Property.

18.         Effectiveness of Agreement. Except as modified by this Reinstatement and Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.

19.         Counterparts. This Reinstatement and Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

20.         Successors and Assigns. All of the terms and conditions of this Reinstatement and Amendment shall apply to benefit and bind the successors and assigns of the respective parties.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have entered into this Reinstatement and Amendment to Sale, Purchase and Escrow Agreement as of the date first above stated.

SELLER:

BROOKFIELD DB INC.

By:	/s/ Francis P. Halm
Name: Francis P. Halm
Title: Vice President and Regional Counsel

[SIGNATURES CONTINUE ON NEXT PAGE]

PURCHASER:

KBSIII 60 SOUTH SIXTH STREET, LLC,

a Delaware limited liability company

By:	KBSIII REIT ACQUISITION VII, LLC,
a Delaware limited liability company, its sole member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

ESCROW AGENT:

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:	/s/ Bridget Pearson
Name: Bridget Pearson
Title: Escrow Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

JOINDER AND AGREEMENT OF FEE OWNER

DB Holdings, Inc., a Minnesota corporation (“Fee Owner”), owner of the Land described in the Agreement, hereby agrees to the reinstatement of the Agreement and consents to the foregoing Reinstatement and Amendment.

FEE OWNER:

DB HOLDINGS, INC.

By:	/s/ Francis P. Halm
Name: Francis P. Halm
Title: Vice President and Regional Counsel

[SIGNATURES CONTINUE ON NEXT PAGE]

JOINDER AND AGREEMENT OF ORIGINAL PURCHASER

KBS Capital Advisors LLC (“Original Purchaser”) joins in the foregoing Reinstatement and Amendment for purposes of confirming that:

(a)	Original Purchaser hereby agrees to the reinstatement of the Agreement and consents to the Reinstatement and Amendment;

(b)	Original Purchaser hereby (i) restates and remakes, in favor of Seller, each representation, warranty, covenant and agreement of Original Purchaser under the Purchase Agreement (subject, in each case, to the terms of this Reinstatement and Amendment), and (ii) agrees that Seller shall have all of the rights and remedies against Original Purchaser under the Purchase Agreement just as though the Purchase Agreement had never been terminated, but had instead remained in full force and effect and assigned to Purchaser (subject, in each case, to the terms of this Reinstatement and Amendment).

[SIGNATURE PAGE FOLLOWS]

ORIGINAL PURCHASER:

KBS CAPITAL ADVISORS LLC,

a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

EXHIBIT A

Sixth Street Skyway Estoppel

[See Attached]

Gaviidae Common (Phase II)

Sixth Street Skyway Agreement

Estoppel Certificate

Date: January __, 2013

To:	KBS CAPITAL ADVISORS LLC (together with its successors and assigns)

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attn: Rodney Richerson

BROOKFIELD DB INC.

33 South Sixth Street, Suite 4640

Minneapolis, MN 55402

Attention: Mr. Francis Halm

Ladies and Gentlemen:

Reference is made to that certain Sixth Street Skyway Agreement, dated as of February 27, 1992, recorded March 31, 1992 as Abstract Document No. 5893893 and recorded March 31, 1992 as Torrens Document No. 2248394, by and between BROOKFIELD DEVELOPMENT CALIFORNIA INC. (predecessor-in-interest to BROOKFIELD DB INC.) and 651 NICOLLET PARTNERSHIP (predecessor-in-interest to BROOKFIELD MARKET INC.) (said Sixth Street Skyway Agreement herein referred to as the “Agreement”). Unless expressly defined herein, all capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement.

As of the date hereof, the undersigned, as a party to the Agreement and owner of the 651 Property, does hereby certify as follows:

1.         The Agreement is in full force and effect, represents the entire agreement between the parties as to the subject matter thereof, and has not been modified or amended in any respect;

2.         The undersigned does not know of the continuing existence of any default or breach by either party under the Agreement or of any condition that, with the passage of time or the giving of notice or both, would constitute a breach or default under any provision of the Agreement by either party under the Agreement, and the undersigned does not have any claim, offset or defense against the counterparty under the Agreement;

3.         Each and every covenant, condition and obligation contained in the Agreement (including, without limitation, the construction of the Skyways in accordance with the Plans and Specifications, all maintenance requirements, all insurance requirements, all use requirements, and all signage requirements) required to be performed or satisfied with respect to the Property (as hereinafter defined) as of the date hereof has been satisfied or approved and/or waived by the undersigned; and

4.         There is no amount due and owing by either party to the other under the Agreement.

The address for notices to be sent to the undersigned under the Agreement is as set forth below:

Brookfield Market Inc.

33 South Sixth Street, Suite 4640

Minneapolis, MN 55402

This Certificate is made to BROOKFIELD DB INC. and KBS CAPITAL ADVISORS LLC, and its successors and assigns (“Purchaser”) in connection with the prospective purchase by Purchaser of the property commonly referred to as Gaviidae Common (Phase II) and located at 555 Nicollet Mall, Minneapolis, MN (the “Property”). This Certificate may be relied on by BROOKFIELD DB INC., Purchaser, any lender of Purchaser, any lender of any direct or indirect owner of Purchaser, any title insurance company insuring Purchaser and any other party who acquires an interest in the Property, and each successor or assign of any the foregoing.

Brookfield Market Inc.

By:
Name:
Title:

EXHIBIT B

RBC Capital Markets, LLC Tenant Estoppel Certificate

[See Attached]

TENANT ESTOPPEL CERTIFICATE

RBC CAPITAL MARKETS, LLC

This Certificate is made to KBS CAPITAL ADVISORS LLC, a Delaware limited liability company, or its nominee (collectively, the “Purchaser”), in connection with the prospective purchase by Purchaser of the Property (as described hereafter) of which the Premises (as described hereafter) are a part. This Certificate may be relied on by Purchaser, any lender of Purchaser, any lender of any direct or indirect owner of Purchaser, any title insurance company insuring Purchaser and any other party who acquires an interest in the Property, of which the Premises are a part in connection with such purchase, and each successor or assign of any the foregoing. Tenant hereby certifies the following as of the date hereof (capitalized terms not herein defined have the meanings ascribed to them in the Lease as hereafter defined):

1.	The undersigned tenant (‘Tenant”) is the lessee under that certain lease dated as specified in 7(a) below, as modified, changed, altered, supplemented or amended as indicated in 7(c) below (the “Lease”), by and between Brookfield DB Inc. (the “Landlord”) and Tenant, covering those certain premises commonly known and designated as the floors or portions thereto specified in 7(b) below (the “Premises”) at the building known as RBC Plaza, located at 60 South Sixth Street, Minneapolis, Minnesota (the “Property”).

2.	The Lease (i) constitutes the entire agreement between the Tenant and the Landlord with respect to the Premises, (ii) has not been modified, changed, altered, supplemented or amended in any respect (except as indicated on Exhibit A attached hereto), (iii) is the only Lease between the Tenant and the Landlord affecting the Premises other than the Storage Space Lease as described below, and (iv) is in full force and effect, and Tenant has accepted and is in possession of the Premises. A complete and accurate copy of the Lease (together with all amendments thereto) is attached hereto on Exhibit A.

3.	As of the date hereof, Tenant has performed and observed the covenant and agreement to pay all rent and additional rent due under the Lease and is not in default (nor has there been committed any act or omission which, if uncured, with the passage of time or notice, or both, would constitute a default) under the Lease.

4.	As of the date hereof, Tenant has no knowledge of (i) any default (nor to its knowledge has there been committed any act or omission which, if uncured, with the passage of time or notice, or both, would constitute a default) of Landlord in the performance and observation of the covenants, conditions and agreements contained in the Lease on its part to be kept, observed and performed; or (ii) any other circumstances, the continuation of which would entitle Tenant to terminate the Lease. Notwithstanding the foregoing, Tenant expressly reserves all rights and remedies with respect to any malfunctioning security card readers on the Premises. Tenant’s understanding is that Landlord is currently working with Tenant and Landlord’s vendor to resolve this issue.

5.	As of the date hereof, there exist no setoffs, no abatement of rent or additional rent, or defenses that Tenant may make or claim to the enforcement of the agreements, terms,

covenants or conditions of the Lease, except that the First Amendment to Amended and Restated Lease dated August 18, 2011 provides for an abatement of Annual Rent, Operating Expenses and Real Estate Taxes on 19,797 rentable square feet on the ninth (9th) floor from August 13, 2012 through January 31, 2013.

6.	All of the Landlord’s work required to ready the Premises for Tenant’s occupancy has been completed in accordance with the Lease, and Landlord has no further obligation to make payments to Tenant or to allow Tenant credits against rent in connection therewith whether by way of a tenant improvement allowance or otherwise, except for the remaining balance of the allowances in the amount of $3,850,314.40 that is due from Landlord to Tenant pursuant to Sections 8.0 and 9.0 of the First Amendment to Amended and Restated Lease dated August 18, 2011.

7.	The following Lease information is correct:

(a)	The date of the Lease of Office Space is February 6, 1989, as amended by that certain Amended and Restated Amendment of Lease to Lease of Office Space dated June 6, 2003 (the “2003 Amendment”), Letter Agreement Re: Extension of Second Allowance dated March 18, 2010, First Amendment to Amended and Restated Amendment of Office Lease dated August 18, 2011, Storage Space Lease dated July 24, 2012, and Letter dated December 19, 2012 Re: Termination of Storage Space (effective January 31, 2013) Except as expressly stated to the contrary in the 2003 Amendment, the following original amendments are no longer in force and effect: Master Agreement dated February 6, 1989, First Amendment to Lease Office Space dated May 14, 1991, Amendment to Master Agreement dated August 1, 1991, Second Amendment to Lease Office Space dated December 23, 1991, Second Amendment to Master Agreement dated July 15, 1992, Third Amendment to Lease Office Space dated July 15, 1992, Fourth Amendment to Lease Office Space dated July 29, 1993, Fifth Amendment to Lease Office Space dated March 30, 1994, Sixth Amendment to Lease Office Space dated November 27, 1996, Seventh Amendment to Lease Office Space dated August 22, 1997, Eighth Amendment of Lease of Office Space dated May 29, 1998, Ninth Amendment of Lease of Office Space dated February 16, 1999, Tenth Amendment of Lease of Office Space dated December 9, 1999, Eleventh Amendment of Lease of Office Space dated March 28, 2001, Letter Agreement Re: Fiber Optic Conduit dated December 27, 2001, Letter Agreement Re: Communication Laser and Power/Fiber Cabling dated March 14, 2003];

(b)	The premises covered by the Lease are 270,164 rentable square feet on the seventh (7th) through twelfth (12th) and fourteenth (14th) through twenty-first (21st) floors;

(c)	The storage space covered by the Storage Space Lease dated July 24, 2012 are 150 square feet on the forty-first (41st) floor;

(d)	Unless and except as indicated on Exhibit A attached hereto, the Lease has not been modified, changed, altered, supplemented or amended in any way; and

2

(e)	Landlord does not hold any advance payment of rents or any other form of rental or security deposit.

8.	There are no subtenants under the Lease, and Tenant has not otherwise assigned its interest in the Lease.

9.

The annual fixed rent payable under the Lease is currently $4,005,872.00 plus annual Operating Expenses of $8.36 per rentable square foot and actual Real Estate Taxes of $1,259,736.29, which excludes the abated amounts for the ninth (9th) floor space as provided in Paragraph 5 above. All rent has been paid through January 31, 2013.

10.	The term of the Lease commenced on December 2, 1991 and shall expire, unless sooner terminated in accordance with the terms of the Lease, on November 30, 2021.

11.	The term of the Storage Space shall terminate on January 31, 2013. The annual storage rent is equal to $12.00 per square foot of Storage Space and all rent is current as of January 31, 2013.

12.	Except as provided in the Lease, no other agreement confers upon Tenant any: (i) option or right to extend the term of the Lease; (ii) right to acquire additional space; or (iii) right to terminate the Lease (apart from any termination right arising out of damage to or condemnation of the Premises) unless and except as described herein: None.

13.	Neither the Lease nor any other agreement confers upon Tenant any right of first refusal or option to purchase all or any portion of the property of which the Premises are a part.

DATE: , 2013	TENANT RBC CAPITAL MARKETS, LLC

By:
Name:
Its:

3

EXHIBIT C

Parking Letter Agreement

[See Attached]

Brookfield Market Inc.

33 South Sixth Street

Suite 4640

Minneapolis, MN 55402

Letter Agreement

January       , 2013.

KBSIII 60 South Sixth Street, LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

RE: Martin-Williams, Inc. Parking Rights in Gaviidae I Parking Garage

Ladies and Gentlemen:

Brookfield Market Inc. (“Brookfield Market”) owns the public parking facility located at 61 South Sixth Street, Minneapolis, MN (the “Gaviidae I Parking Garaged”). KBSIII 60 South Sixth Street, LLC (“KBS”) has acquired the office building commonly known as RBC Plaza, which is located at 60 South Sixth Street, Minneapolis, MN, directly across 6th Street from the Gaviidae I Parking Garage. Pursuant to the terms of that certain Lease of Office Space dated as of December 31, 1992 (as amended from time to time, the “Lease”) between Brookfield DB, Inc. (“Landlord”), as landlord, and Martin-Williams, Inc. (“Martin-Williams”), as tenant, the Lease requires Landlord to make available to Martin-Williams up to 30 monthly parking contracts in the Gaviidae I Parking Garage for the use of the employees of Martin-Williams (the “Parking Contracts”) at the then current monthly rate.

Except in the event of condemnation or casualty, Brookfield Market hereby confirms the current availability of the Parking Contracts, and Brookfield Market, including its successors or assigns, agrees to comply with the terms of the Lease with regard to the Parking Contracts, including continuing to make the Parking Contracts available to Martin-Williams employees upon prior notice through November 30, 2014, at regular market rates charged by Brookfield Market from time to time, provided that each such employee executes the then existing parking agreement in the standard form prescribed.

KBS Capital Advisors LLC

January     , 2013

Sincerely,

Brookfield Market Inc.
By:
Its:

[Signatures continue on next page.]

KBS Capital Advisors LLC

January     , 2013

Agreed to and accepted this January , 2013. KBSIII 60 SOUTH SIXTH STREET, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION VII, LLC, a Delaware limited liability company, its sole member

By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

By:
Charles J. Schreiber, Jr., Chief Executive Officer

EXHIBIT D

Amendment to Sixth Street Skyway Agreement

[See Attached]

AMENDMENT TO SIXTH STREET SKYWAY AGREEMENT

This Amendment to Sixth Street Skyway Agreement (this “Amendment”) is entered into as of January     , 2013, by and between Brookfield DB Inc., a Minnesota corporation (“Brookfield DB”), and Brookfield Market Inc., a Minnesota corporation (“Brookfield Market”).

RECITALS

A.     Brookfield DB, as successor-in-interest to Brookfield Development California Inc., and Brookfield Market, as successor-in-interest to 651 Nicollet Partnership, are parties to that certain Sixth Street Skyway Agreement, dated as of February 27,1992, recorded March 31,1992 as Abstract Document No. 5893893 and recorded March 31, 1992 as Torrens Document No. 2248394 (the “Agreement”).

B.     Brookfield DB is the owner of the property referred to in the Agreement as the “Brookfield Property”, but which is referred to herein as the “60 South Sixth Property”.

C.     Brookfield Market is the owner and ground lessee of the property referred to in the Agreement as the “651 Property”, but which is referred to herein as the “Gaviidae Common Property”.

D.     Brookfield DB and Brookfield Market desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the recitals above and the mutual promises contained herein, the receipt and adequacy of which are hereby acknowledged, Brookfield DB and Brookfield Market agree as follows:

1.     Definitions. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

2.     Right to Close or Limit Access. Notwithstanding anything to the contrary contained in the Agreement, either Brookfield DB or Brookfield Market, each in its sole discretion and at its sole expense, shall have the right to temporarily or permanently close or limit access from (or to) its respective property to (or from) the fourth level Skyway across Sixth Street (the “Fourth Level Skyway”), immediately following written notice by Brookfield DB, or its successors and assigns, to Brookfield Market, or its successors and assigns, that the fourth floor of the 60 South Sixth Property shall no longer be used for the operation of a food court, or such other comparable restaurant and/or retail use.

3.     Operating Expenses and Costs of Removal. After the election by either party to temporarily or permanently close or limit access to the Fourth Level Skyway pursuant to Section 2 hereof, Operating Expenses for the Fourth Level Skyway shall continue to be paid by the owners of the Gaviidae Common Property and 60 South Sixth Property as set forth in the Agreement. Notwithstanding the foregoing or anything to the contrary contained in the Agreement, if as a result of a closure or limitation of access to the Fourth Level Skyway the City of Minneapolis requires the removal of the Fourth Level Skyway, the party that elected to close or limit access to the Fourth Level Skyway shall be solely responsible for the removal of the same and restoration of the Gaviidae Common Property and 60 South Sixth Property. The party responsible for the removal of the Fourth Level Skyway shall (i) provide the other party with at least thirty (30) days written notice prior to any removal and restoration work, (ii) cause all removal and restoration work to be done in a good and workmanlike manner, (iii) repair the façade of both the Gaviidae Common Property and 60 South Sixth Property to match the respective existing façade of each, and (iv) pay for all costs of removal of the Fourth Level Skyway and restoration of the Gaviidae Common Property and 60 South Sixth Property.

4.     Second Level Skyway Not Affected. The provisions of Sections 2 and 3 of this Amendment shall only apply to the Fourth Level Skyway and shall not be applicable to the second level Skyway across Sixth Street between the Gaviidae Common Property and 60 South Sixth Property.

5.     Effect of Amendment. Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.

6.     Successors and Assigns. All of the terms and conditions of this Amendment shall benefit and bind the successors and assigns of the respective parties.

[Signature Page Follows]

SIGNATURE PAGE TO AMENDMENT TO SIXTH STREET SKYWAY AGREEMENT

IN WITNESS WHEREOF, Brookfield DB and Brookfield Market have executed this Amendment as of the date first above stated.

BROOKFIELD DB: Brookfield DB Inc., a Minnesota corporation

By
Name:
Its:

BROOKFIELD MARKET: Brookfield Market Inc., a Minnesota corporation

By
Name:
Its:

CONSENT AND SUBORDINATION TO AMENDMENT TO

SIXTH STREET SKYWAY AGREEMENT

This Consent and Subordination to Amendment to Sixth Street Skyway Agreement (this “Consent and Subordination”) is executed as of January     , 2013 by Brookfield Investment Inc., a                     (“Brookfield Investment”), for the benefit of Brookfield DB Inc., a Minnesota corporation (“Brookfield DB”) and Brookfield Market Inc., a Minnesota corporation (“Brookfield Market”).

RECITALS

    A.     Brookfield Investment (as successor-in-interest to RETA-Minneapolis, Inc.) is the mortgagee under that certain Mortgage and Security Agreement and Fixture Financing Statement from Brookfield Market (as successor-in-interest to 651 Nicollet Partnership), as mortgagor, dated October 19, 1988 and recorded October 21, 1988 as Document No. 1968568 in the Office of the Registrar of Titles of Hennepin County. Minnesota, covering the real property described therein (the “Property”), as amended from time to time (as amended, the “Mortgage”).

    B.     Brookfield Market and Brookfield DB are parties to that certain Sixth Street Skyway Agreement, dated as of February 27, 1992, recorded March 31, 1992 as Abstract Document No. 5893893 and recorded March 31, 1992 as Torrens Document No. 2248394, as amended by the Amendment to Sixth Street Skyway Agreement of even date herewith (the “Amendment”) and to which this Consent and Subordination is attached (as so amended, the “Agreement”).

    C.     Brookfield Investment is delivering this Consent and Subordination in order to consent to the Amendment and subordinate its interest in the Property to the Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Brookfield Investment agrees as follows:

    1.     Brookfield Investment hereby consents to the Amendment to which this Consent and Subordination is attached.

    2.     Brookfield Investment hereby agrees, for itself and its successors and assigns, that the interest of Brookfield Investment in the Property is subject and subordinate to the Agreement, with the same force and effect as if the Agreement were made and placed of record prior to the execution of the Mortgage.

[Signature Page Follows]

SIGNATURE PAGE TO CONSENT AND SUBORDINATION TO AMENDMENT TO

SIXTH STREET SKYWAY AGREEMENT

IN WITNESS WHEREOF, Brookfield Investment has executed this Consent and Subordination as of the date first above stated.

BROOKFIELD INVESTMENT: Brookfield Investment Inc.

By
Name:
Its:

EXHIBIT J

Project Declaration

[See Attached]

DECLARATION OF EASEMENTS AND COVENANTS

dated as of             , 2013

RBC Plaza

60 South Sixth Street and 555 Nicollet Mall

Minneapolis, Minnesota 55402

TABLE OF CONTENTS

1.	Definitions	1

2.	Easements and Licenses	9
	2.1 General Provisions	9
	2.2 Temporary License for Construction	10
	2.3 Easement for Use of Common Area	12
	2.4 Easement for Support	12
	2.5 Easement for Encroachments	12
	2.6 Easement for Utilities	13
	2.7 Easement for Access Facilities	14
	2.8 Easement for Delivery Facilities	14
	2.9 Easement for Parking Facilities	15
	2.10 Easement for Signage	15
	2.11 Easement for Stairways	15
	2.12 Easement for Elevators	16
	2.13 Easement for Access	16
	2.14 Intentionally Deleted	16
	2.15 Easement for Window Washing Systems	16
	2.16 Easement for Maintenance	16
	2.17 Easement for Self-Help	16
	2.18 Waiver of Condemnation Awards	17
	2.19 No Dedication	17
	2.20 Security Restrictions	17
	2.21 Intentionally Deleted	17
	2.22 Skyway Agreements	17
	2.23 Indemnification	18

3.	Use	18
	3.1 Permitted Uses	18
	3.2 Prohibited Uses	18
	3.3 Rules and Regulations for the Project	18
	3.4 Fees for Use	18
	3.5 Legal Compliance	19

4.	Common Utilities	19
	4.1 Utilities	19
	4.2 Allocation of costs; conservation	20
	4.3 No liability for interruption	20

5.	Maintenance	20
	5.1 Owner Responsibilities	20

i

	5.2 Office Owner’s Responsibilities	21
	5.3 Maintenance Standards	22
	5.4 Intentionally Deleted	23
	5.5 Self-Help	23

6.	Allocation of Costs	23
	6.1 Allocable Share	23
	6.2 Cost Composition	24
	6.3 Method of Payment; Audit Rights	25

7.	Right to Restrict Access	27
	7.1 Rights of North Element Owner	27
	7.2 Rights of South Retail Owner	27
	7.3 Notice of Closure	28

8.	Alterations	28
	8.1 Alterations Requiring Consent	28
	8.2 Standard of Performance	29
	8.3 Approvals	30

9.	Real Estate Taxes	30

10.	Insurance	31
	10.1 Owner’s Obligations	31
	10.2 Construction Obligations	31
	10.3 General Insurance Requirements	33

11.	Damage or Destruction	34
	11.1 Total Casualty	34
	11.2 Partial Casualty	35

12.	Taking	36
	12.1 Taking of Utility Facilities	36
	12.2 Total Taking	36
	12.3 Partial Taking	36
	12.4 Amendments	37

13.	Failure of Performance	37
	13.1 General	37
	13.2 Liens	38
	13.3 Limitation of Liability	39

14.	Mortgages and Liens	39
	14.1 No Liens on Other Elements	39
	14.2 Mechanic’s Liens	39

	14.3 Declaration Superior To All Liens and Mortgages; Notice to Mortgagee; Subordination as to Encumbrance Prior to Lien Claim	40

15.	Arbitration	41

16.	Miscellaneous	42
	16.1 Relationship of Parties	42
	16.2 Headings; Interpretation	42
	16.3 Notice	42
	16.4 Time	43
	16.5 Amendment or Modification	43
	16.6 Successors and Assigns	43
	16.7 Term	43
	16.8 Severability	44
	16.9 Reconfirmation	44
	16.10 Law Applicable	44
	16.11 Declaration Shall Continue Notwithstanding Breach	44
	16.12 Attorney’s Fees	44
	16.13 Commercially Reasonable	44
	16.14 Time and Form of Approvals	45
	16.15 Effect on Other Agreements	45
	16.16 Inapplicability of MCIOA; Restrictions on Duration	45
	16.17 Estoppel Certificates	45
	16.18 Merger Not Intended	46
	16.19 Minimization of Damages	46
	16.20 Rights Reserved	46
	16.21 No Waiver	46
	16.22 Naming Rights	46
	16.23 Declarant’s Rights	47

EXHIBITS:

Exhibit A-l: Legal Description of Land

Exhibit A-2: Legal Description of North Parcel

Exhibit A-3: Legal Description of Office Parcel

Exhibit A-4: Legal Description of Parking Parcel

Exhibit A-5: Legal Description of South Retail Parcel

Exhibit B: Workroom Easement

Exhibit C: Depiction of Stairways

Exhibit D: Prohibited Uses

Exhibit E: Allocable Share of Common Costs

DECLARATION OF

EASEMENTS AND COVENANTS

This Declaration of Easements and Covenants (this “Declaration”) is made as of this      day of         , 2013, by Brookfield DB Inc., a Minnesota corporation (“Declarant”).

RECITALS

WHEREAS, Declarant is the owner of certain tracts of real property situated in Hennepin County, Minnesota, more particularly described in Exhibit A-1 (the “Land”), together with all buildings and improvements from time to time constructed thereon (the Land, buildings and improvements collectively, the “Project”);

WHEREAS, the Project is currently comprised of (a) an office tower commonly known as the “RBC Plaza”; (b) a multi-tenant retail structure containing retail and commercial space; (c) a major department store, presently operated as a Neiman Marcus department store; and (d) a parking structure that provides parking for the various Elements (defined below);

WHEREAS, the Land and the improvements thereon are physically integrated and together constitute a multi-level, multi-use complex located in downtown Minneapolis, Minnesota, bounded by Nicollet Mall, Marquette Avenue, South Fifth Street and South Sixth Street;

WHEREAS, the Land is presently encumbered by the Existing Loading Dock and Access Easements (defined below) and the Skyway Agreements (defined below); and

WHEREAS, Declarant desires to subject the Project and all future owners of the Project or any portion thereof to various easements, restrictions and covenants, as further set forth herein, for the purpose of providing for the future harmonious use and operation of the Project.

NOW, THEREFORE, in consideration of the premises and the covenants contained in this Declaration, Declarant hereby declares that the Project shall be owned, held, used, transferred, sold, conveyed, demised and occupied subject to the terms and conditions set forth in this Declaration, which shall run with the Land and shall be binding upon the Project and all tenants, subtenants, occupants, licensees, concessionaires, and other parties permitted within the Project. Declarant further declares and states as follows:

1.    Definitions. As used in this Declaration, the following terms shall have the following meanings:

1.1        “Access Facilities” means all walkways, adjoining sidewalks, entrances to Common Area, passageways, corridors, atria, lobbies, skyways, concourses, stairways, escalators, elevators and all other portions of the Project that are designed and intended to provide common pedestrian access within the Project, within and among the Elements, and to and from public streets adjacent to the Project and the Skyway Bridges, and all alterations thereto and replacements thereof, as such Access Facilities may exist from time to time. The Parking Facilities shall not be considered part of the Access Facilities for any purpose under this Declaration.

1.2        “Alter” or “Alteration” means any construction, reconstruction, replacement, removal, installation, Restoration, repairs, maintenance, renewals, alterations, changes, additions, improvements, and demolitions of or to any part of the Building and improvements and all excavations at any time made or to be made in, on or about the Project, all of which are subject to Article 8 and all other applicable provisions of this Declaration.

1.3         “Arbitration” has the meaning set forth in Article 15 of this Declaration.

1.4        “Building” means all improvements located on the Office Parcel, the South Retail Parcel, the North Parcel, and the Parking Parcel, individually and collectively, and all Alterations thereto and replacements thereof, as the same may exist from time to time.

1.5        “Common Area” means those areas of the Project that are from time to time provided for use in common by two (2) or more Owners and their respective Permittees, whether or not the same are open to the general public, and shall include the Access Facilities, the Delivery Facilities, the Utility Facilities, and any fixtures, chattels, systems, décor, signs, facilities, and landscaping and open areas contained therein or maintained or used in connection therewith.

1.6        “Common Costs” means the amounts payable in connection with the operation, management, maintenance and repair of those portions of the Common Area, and any other areas maintained by Office Owner for the benefit of the other Owners, including without limitation all costs, charges and expenses attributable to the operation, repair, maintenance and improvement of the Common Area, as determined in accordance with generally accepted accounting principles.

1.7        “Condemned Easement” has the meaning set forth in Article 12 of this Declaration.

1.8        “Connecting Wall” means a wall of an Element that lies, or is intended to lie, within the Element, but that also serves as part of the enclosure wall of an abutting Element. All Connecting Walls are interior walls, and may or may not constitute Support Facilities. Connecting Walls consist of the studs, plates, headers, block and other structural components of such wall, exclusive of sheetrock and other wall coverings.

1.9        “Constant Dollars” means the present value of the dollars to which such term refers. An adjustment shall occur on January 1, 2018, and thereafter at five (5) year intervals. Constant Dollars shall be determined by multiplying the dollar amount to be adjusted by a fraction, the numerator of which is the Current Index and the denominator of which is the Base Index. The “Base Index” shall be the level of the Index for January         , 2013. The “Current Index” shall be the level of the Index for the month of September of the year preceding the adjustment year. The “Index” shall be the Consumer Price Index for All Urban Consumers, U.S. City Average, All items published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84=100), or any successor index thereto as hereinafter provided. If publication of the

Index is discontinued, or if the basis of calculating the Index is materially changed, then Office Owner may substitute (and give notice of such substitution to the other Owners) for the Index comparable statistics as computed by an agency of the United States Government or, if none, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the Index.

1.10        “Damaged Owner” has the meaning set forth in Article 11 of this Declaration.

1.11        “Declaration” means this Declaration, including all Exhibits attached hereto and made a part hereof.

1.12        “Delivery Facilities” means those portions of the Project on and below street level as are from time to time designated by Office Owner, or as are designated by the Existing Loading Dock and Access Easements, as facilities to be used in common by Owners, Occupants, beneficiaries under the Existing Loading Dock and Access Easements, and others for purposes of loading, unloading, delivery, dispatch and holding of merchandise, goods, and materials of whatsoever nature entering or leaving the Building, and giving vehicular access to such portions of the Building. The Delivery Facilities shall be accessible to all Owners and Occupants twenty-four (24) hours per day every day of the year, except for reasonable periods of closure due to maintenance, repair and casualty, and shall be subject to Rules as established by Office Owner in its sole discretion from time to time.

1.13        “Element” means each of the Office Element, North Element, South Retail Element, and Parking Element, or collectively the “Elements,” as the context indicates.

1.14        “Elevator” means each elevator (including any areas at the bottom or top of the column for such elevator necessary to the operation of such elevator) within the Project as of the date of this Agreement, and all equipment associated therewith.

1.15        “Emergency Power Generator” means either of the two (2) emergency electrical power generators, controls and shared wiring that provide shared emergency electrical power to the Project. The current tenant known as RBC Wealth Management is permitted pursuant to its lease to use the Emergency Power Generators in circumstances as specified in the lease.

1.16        “Existing Loading Dock and Access Easements” means, collectively, that certain Easement and Construction Agreement dated June 6, 1989, recorded June 28, 1989, as Document No. 5548949 in the Office of the Hennepin County Recorder, and recorded July 5, 1989, as Document Number 2023732 in the Office of the Hennepin County Registrar of Titles, as amended by that certain First Amendment to Easement and Construction Agreement dated April 24, 2007, recorded May 8, 2007 as Document No. 4384031, and that certain Easement and Construction Agreement dated June 6, 1989, recorded June 28, 1989, as Document No. 5548948 in the Office of the Hennepin County Recorder, and recorded July 5, 1989, as Document Number 2023731 in the Office of the

Hennepin County Registrar of Titles. Notwithstanding anything stated to the contrary contained herein, the terms and provisions of this Declaration shall be subject to the Existing Loading Dock and Access Easements.

1.17         [Intentionally Omitted]

1.18         “Fire Pump” means the fire pump serving the Building.

1.19         “Fiscal Year” means a twelve (12) month calendar year, at the termination of which period each Owner’s books are balanced for auditing or taxation purposes.

1.20         “Floor Area” means the aggregate of the actual number of square feet of space contained on each floor within an Element, including any mezzanine or basement space, as measured from the exterior faces of the exterior walls or store front. During any period of Alteration, rebuilding, repairing, replacement or reconstruction of an Element, the Floor Area attributable to that Element shall be deemed to be the same as existed immediately prior to such period. Upon completion of such Alteration, rebuilding, repairing, replacement or reconstruction, the Owner of such Element shall cause a new determination of Floor Area for such Element to be made in the manner described above, and such determination shall be provided promptly to Office Owner.

1.21         “Governmental Authorities” means all federal, state, county, municipal and local governments having jurisdiction over the Project, and all departments, commissions, boards, bureaus and officers thereof.

1.22         “Hazardous Substances” means any substance, chemical, waste, contaminant, pollutant or other material that is or becomes regulated by any Governmental Authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, those substances regulated by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et. seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et. seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et. seq.; the Clean Water Act, 33 U.S.C. § 1321 et. seq.; and the Clean Air Act, 42 U.S.C. § 7401 et. seq.

1.23         “Insurance Requirements” means all terms of any insurance policy covering or applicable to an Element or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting an Element or any part thereof or any use or condition of the Building or any part thereof.

1.24         “Interest Rate” means the simple per annum interest rate equal to the lesser of (a) the prime rate plus two percent (2%) and (b) the maximum lawful rate of interest. As used herein, the “prime rate” means the rate of interest published from time to time as the “Prime Rate” in the Wall Street Journal under the heading Money Rates; provided, however, that (i) if more than one such rate is published therein, the prime rate shall be the highest such rate, and (ii) if such rate is no longer published in the Wall Street Journal or is otherwise unavailable, the prime rate shall be a substantially comparable index of short-term loan interest rates charged by banks to corporate borrowers selected by Office Owner. Interest shall be due on any amount past due pursuant to Article 13 of this Declaration.

1.25         “Land” has the meaning set forth in the Recitals.

1.26         “Legal Requirements” means all laws, statutes, codes (including, without limitation, any building, zoning or land use codes), acts, ordinances, orders, judgments, decrees, injunctions, directions and requirements of all Governmental Authorities, foreseen and unforeseen, ordinary or extraordinary, that now or at any time hereafter may be applicable to or required in connection with the Project or any part thereof, or any of the adjoining sidewalks, or any use or condition of the Building or any part thereof, or any construction required or permitted by this Declaration.

1.27         “Mortgage” means and shall include any mortgage, indenture of mortgage or deed of trust, whether fee or leasehold, with respect to any Element, as well as any bond, indenture or other security instrument encumbering all or a part of an Element.

1.28         “Mortgagee” means and shall include a mortgagee, trustee and beneficiary under a Mortgage as well as a trustee, bondholder or other person having a security interest with respect to any bonds issued or other financing undertaken by or on behalf of any Owner solely with respect to such Owner’s Element.

1.29         “Normal Business Hours” means the days and hours from time to time established under the Rules for the Project or any portion thereof. If at any time no Rule is in place that establishes Normal Business Hours, the term shall mean 6:00 a.m. to 7:00 p.m., weekends and holidays excluded (except as to the North Element and the South Retail Element, for which Normal Business Hours shall include weekends and certain holidays, in the sole discretion of the Owner thereof). Normal Business Hours shall not affect access to the Delivery Facilities or Parking Facilities, access to which is governed by Sections 2.8 and 2.9 of this Declaration.

1.30         “North Element” means the North Parcel and that portion of the Building located upon and within the North Parcel, and all alterations thereto and replacements thereof, consisting of approximately 119,271 square feet of Floor Area, as the same may exist from time to time. The North Element extends to the exterior face of the south Connecting Wall joining the North Element and the South Retail Element.

1.31         “North Element Owner” means Declarant, its successors and assigns as Owner of the North Element from time to time.

1.32         “North Parcel” means that portion of the Land described on Exhibit A-2.

1.33         “Occupant” means any person from time to time entitled to the use and occupancy of any portion of the Project under an ownership right or any lease, sublease, license, concession, or similar agreement.

1.34         “Office Element” means the Office Parcel and that portion of the Building located upon and within the Office Parcel, and all alterations thereto and replacements thereof, consisting of approximately 609,368 square feet of Floor Area, as the same may exist from time to time. The Office Element extends to the exterior face of all Connecting Walls abutting any other Element.

1.35         “Office Owner” means Declarant, its successors and assigns as Owner of the Office Parcel from time to time.

1.36         “Office Parcel” means that portion of the Land described on Exhibit A-3.

1.37         “Operator” means the management company or other entity, if any, designated from time to time by Office Owner in its sole discretion to perform any or all of the Common Area maintenance responsibilities or other obligations in the nature of property management of Office Owner under this Declaration.

1.38         “Owner” means the fee owner of an Element or a part thereof. As used in this Declaration, the term “Owner” may refer to any one or more of the Office Owner, the South Retail Owner, the North Element Owner and the Parking Owner, as the context indicates. An Owner transferring all or any portion of its interest in the Project shall give notice to all other Owners of such transfer and shall include in such notice the name and address of the new Owner and a copy of the legal description of the portion of the Project transferred by such Owner. Each Owner shall be liable for the performance of all covenants, obligations and undertakings applicable to the Project or portion thereof owned by it that accrue during the period of such ownership, and such liability shall continue with respect to any portion of the Project transferred by such Owner until the notice of transfer set forth above is given. Until such notice of transfer is given, the transferring Owner shall (for purposes of this Declaration only) be the transferee’s agent. Once the notice of transfer is given, the transferring Owner shall be released from all obligations pertaining to the portion of the Project transferred arising subsequent to the notice of transfer. For purposes of this Section 1.38 only, if the notice of transfer is given pursuant to the provisions of Section 16.3, the effective date of such notice shall be the date such notice is sent. Nothing contained herein shall affect the existence, priority, validity or enforceability of any lien permitted hereunder that is recorded against the transferred portion of the Project prior to receipt of such notice of transfer by the Owner filing such lien.

1.39         “Parking Element” means the Parking Parcel and that portion of the Building located upon and within the Parking Parcel, and all alterations thereto and replacements thereof, consisting of approximately 58,000 square feet of Floor Area, as the same may exist from time to time. The Parking Element extends to the middle of the concrete slab of the ceiling directly above the Parking Element.

1.40         “Parking Facilities” means those portions of the Parking Element that have been designated by Office Owner for vehicular parking, as the same may exist from time to time. The Parking Facilities shall be accessible to Office Owner, South Retail Owner and North Element Owner twenty-four (24) hours per day every day of the year and in accordance with the provisions of this Declaration (including without limitation Section 2.9 hereof), except for reasonable periods of closure due to maintenance, repair and casualty, and shall be subject to Rules as established by Office Owner in its sole discretion from time to time.

1.41         “Parking Owner” means Declarant, its successors and assigns as Owner of the Parking Parcel from time to time.

1.42         “Parking Parcel” means that portion of the Land described on Exhibit A-4.

1.43         “Permittee” means all Occupants and the officers, directors, employees, agents, contractors, customers, vendors, suppliers, visitors and invitees of Occupants to the extent their activities relate to the use and occupancy of the Project as limited by this Declaration. Persons engaged in civic, public or political activities within the Project, including the following activities, shall not be Permittees: (a) exhibiting any placard, sign, or notice; (b) distribution of any circular, handbill, placard, or booklet; (c) soliciting memberships or contributions for private, civic, public or charitable purposes; and (d) parading, picketing, or demonstrating.

1.44         “Person” means any individual, partnership, firm, association, corporation, limited liability company, trust, or any other form of business or Governmental Authority.

1.45         “Project” means all of the Elements, collectively.

1.46         “Real Estate Taxes” has the meaning set forth in Article 9.

1.47         “Registrar’s Office” means the files of the Registrar of Titles, Hennepin County, Minnesota.

1.48         “Restore” or “Restoration” means the repair, restoration or rebuilding of any Element or any part thereof following any Taking, damage to or destruction of the same, as nearly possible to its size, type and character immediately prior to such Taking, damage or destruction, in accordance with all Legal Requirements and Insurance Requirements, together with any temporary repairs and property protection pending completion of the work and with any Alterations permitted by (including by consent obtained pursuant to) this Declaration.

1.49         “Rules” means commercially reasonable, non-discriminatory rules and regulations as may be from time to time established by Office Owner, in its sole discretion, pursuant to Section 3.3 of this Declaration for the Project or any part thereof.

1.50         “Sidewalks and Public Walkways” means the sidewalks and public walkways adjacent to the exterior of the Project.

1.51         “Skyway Agreements” means the agreements and easements from time to time in effect between any Owner and the owner of the property across any street from the Project for the construction, operation, use and maintenance of the Skyway Bridges. The Skyway Agreements as of the date of this Declaration consist of that certain Sixth Street Skyway Agreement dated February 27, 1992, filed March 31, 1992, as Document No. 5893893 in the office of the Hennepin County Recorder, and filed March 31, 1992, as Document No. 2248394 in the Registrar’s Office, and that certain Restated Skyway Agreement dated August 9, 1991, recorded May 16, 1997, as Document No. 6734501 in the office of the Hennepin County Recorder, as amended and restated by that certain Amended and Restated Skyway Agreement dated October 27, 2000, filed October 5, 2001 as Document No. 7554047 in the office of the Hennepin County Recorder, and filed October 5, 2001, as Document No. 3442897 in the Registrar’s Office. Notwithstanding anything stated to the contrary contained herein, the terms and provisions of this Declaration shall be subject to the Skyway Agreements currently existing as of the date of this Declaration.

1.52         “Skyway Bridges” means the elevated enclosed pedestrian bridges, walkways or skyways that from time to time connect the Project to any building across any street from the Project and that are subject to the Skyway Agreements, as such Skyway Bridges may exist from time to time.

1.53         “South Retail Element” means the South Retail Parcel and that portion of the Building located upon and within the South Retail Parcel, and all alterations thereto and replacements thereof, consisting of approximately 68,677 square feet of Floor Area, as the same may exist from time to time.

1.54         “South Retail Owner” means Declarant, its successors and assigns as Owner of the South Retail Parcel from time to time.

1.55         “South Retail Parcel” means that portion of the Land described on Exhibit A-5.

1.56         “Stairway” means each stairway within the Building. Individual Stairways, including the “North Stairway”, may be referred to herein by the names set forth on Exhibit C.

1.57         “Support Facilities” means those portions of the Project that provide structural support for any other portion of the Project, located above or adjacent, and include the footings, foundations, columns and other structural support components of the Project and Connecting Walls.

1.58         “Taking” means a taking of all or any part of the Project, or any interest therein or right accruing thereto, including, without limitation, any right of access thereto existing on the date of this Declaration, pursuant to exercise of the right of condemnation or eminent domain. A Taking shall be deemed to occur on the date on which the condemning authority takes possession of or is granted an interest by a court of law in all or any part of the Project.

1.59         “Unavoidable Delays” means delays in the performance of an obligation under this Declaration due to causes beyond the control of the Owner performing the obligation, including but not limited to acts of God, acts of the public enemy, acts of terrorism, the direct result of strikes, walkouts and lockouts, fire, floods, epidemics, quarantines, restrictions, unavailability of power, unavailability of materials, acts of governmental entities including legislative or administrative actions taken by any entity, unusually severe weather not reasonably foreseeable or delays of contractors and subcontractors due to such causes, other casualty to the Building or a portion thereof, or litigation commenced by third parties that by injunction or other similar judicial action directly results in delays, provided that no such occurrence shall constitute an “Unavoidable Delay” unless such Owner gives written notice of such occurrence to the other Owners within thirty (30) days of the date of its first occurrence, and provided further that for each day of occurrence of such cause beyond the control of the Owner performing an obligation, one day of Unavoidable Delay shall be granted under this Declaration.

1.60         “Utility Facilities” means utility delivery systems and facilities running through or providing to more than one Element heating, ventilating, or air conditioning, monitoring, communication, video and data services, including but not limited to sanitary sewers, storm sewers and drains; water and gas mains and feeder lines; electrical power trunk lines and feeder lines; telephone trunk lines and feeder lines; video and data transmission lines; lines and facilities providing steam and chilled water; monitoring and control devices; and lines for energy and utility consumption, fire, other emergency and monitoring, and any other lines, ducts, shafts, machinery and equipment (including those affording connections to sources outside the Project) for such purposes; and including all meters, common pumps, switches and generators and common chutes, shafts, rooms or other enclosures and other component parts of such systems, together with all replacements of such facilities and all such common facilities as are relocated as provided in this Declaration.

2.         Easements and Licenses.

2.1         General Provisions. Subject to Rules as may be set forth by Office Owner in its sole discretion from time to time, this Article 2 sets forth the easements and licenses granted by Declarant. Each easement or license granted with respect to an Element is for the benefit of all other Elements unless specifically limited to benefit a particular Element. Unless otherwise specifically stated herein, each easement is perpetual and non-exclusive. All easements and licenses and the use thereof shall be applicable only to the extent reasonably necessary to accomplish the purposes for which such easements and licenses are granted. No easements or licenses shall be deemed to have been granted to any Owner by implication. Each Owner shall comply with all applicable Legal Requirements in using the easements and licenses granted herein.

2.2         Temporary License for Construction. Declarant hereby declares that during the period of any construction, reconstruction, maintenance, repair, Alteration or Restoration of the Building or any portion thereof, each Owner shall grant to each other Owner and such Owners’ architects, engineers, contractors, subcontractors, materialmen and others engaged in directing and performing such work for them, a temporary license to use portions of the respective Element of the licensor, as and to the extent reasonably necessary for the purpose of performing the work in question; provided that each such license as to any particular Element benefited thereby shall automatically end (unless terminated earlier) when the construction, reconstruction, maintenance, repair, Alteration or Restoration that gives rise to such license shall be completed. In addition:

(a)         No Owner shall exercise a license herein provided until it has given at least seven (7) business days’ notice to the licensor (except in the case of emergency, in which case notice shall be given as soon as practicable). Each Owner shall diligently proceed with all work and shall exercise the license during such hours, in such places and in such a manner as will interfere with the operation or enjoyment of the burdened Element to the minimum extent possible. At the request of the licensor, the licensee shall meet and consult with the licensor with respect to the foregoing matters and shall be obligated to follow such reasonable requirements, including alternate methods or means of performing the work (with or without exercise or more limited exercise of the temporary license), as the licensor may prescribe, and establishment of a schedule for the work and periodic construction progress meetings or reports as the licensor may reasonably require, including specific notice or warning of any known or anticipated problems. The licensee shall in no event interrupt any business being conducted on the burdened Element without the prior consent of the licensor. Interruption of a business includes interruption of related activities necessary to the business, such as deliveries and after-hours stocking of merchandise, ingress and egress to and from the Project, and access to the Parking Facilities and Delivery Facilities, subject to such qualifications as are further set forth herein.

(b)         Upon completion of any work as to which a temporary license or right was enjoyed pursuant to the provisions of this Section 2.2, the licensee shall promptly, at its own cost and expense, repair or restore the Element on which the license was exercised and any facilities thereon to the same or as good condition as existed immediately before the license was exercised. Such licensee covenants that it will defend, indemnify and save the licensor harmless from and against any and all claims, liabilities and demands of any nature whatsoever arising from injury or death to persons or damage to the Element of licensee or licensor or personal property contained therein, growing out of or resulting from maintenance, repair, construction, reconstruction, Alteration, Restoration or other activity done pursuant to this Section 2.2, except for claims, liabilities and demands arising from the negligence or willful misconduct of the licensor.

(c)         The licensee shall be responsible for its architects, engineers, contractors, subcontractors, materialmen and others engaged in directing and performing such work. Prior to exercise of any license under this Section 2.2, the licensee shall provide to the licensor, and thereafter by notice identify any changes of, the names and addresses of architect, structural engineer and general contractor, and the individual contact at each, engaged for the work. The architect, structural engineer and general contractor (and their principal employees responsible for the work in question) shall possess significant experience and expertise in the design and construction of office and retail buildings and of integrating with existing buildings as contemplated by the construction in question.

(d)         All noise, vibration and dust partitions, and protection and abatement procedures shall be implemented in accordance with accepted construction industry practice for comparable projects, shall comply with applicable Legal Requirements and Insurance Requirements and shall be as otherwise reasonably required by the licensor or Office Owner.

(e)         All points of physical connection, and any other physical impact, of the Elements, whether temporary or permanent, shall be as required by accepted construction industry practice for comparable projects, applicable Legal Requirements and Insurance Requirements and as otherwise reasonably required by the licensor or (if the licensor is other than the North Element Owner) the Office Owner.

(f)         The Project and adjoining sidewalks and streets shall be kept free of debris and materials (except in any enclosed staging area implemented in accordance with accepted construction industry practice for comparable projects), and the work site shall be kept clean and in a safe condition in all respects.

(g)         The foregoing license shall include the right for tower or other cranes, located on the licensee’s Element or in the adjoining public rights of way, to swing above and across and remain stationary over the portion of the Building on the burdened Element at a height and otherwise in accordance with accepted construction industry practice. The licensee shall provide as much advance notice as possible, but in no event less than 30 days prior written notice, to the licensor for purposes of scheduling so that exercise of the license for crane use will not conflict with the licensor's plans or requirements, and each Owner shall act reasonably with respect to scheduling, provided that such license shall not in any event apply during any time that the exercise thereof would interfere with the construction or Alteration of the Building on the burdened Element, and provided further that the location and positioning of the crane shall be subject to the consent of the grantor, not to be unreasonably withheld.

(h)         All construction activities performed or authorized by a licensee within the Project shall be performed in compliance with all Insurance Requirements and Legal Requirements. All construction shall utilize new materials and shall be performed in a good, safe, workman-like manner. Each

Owner further agrees that any construction activities performed or authorized by it shall not (i) cause any unreasonable increase in the cost of constructing improvements upon another Owner’s Element; (ii) unreasonably interfere with construction work being performed on any other part of the Project; (iii) unreasonably interfere with the use, occupancy or enjoyment of any part of the remainder of the Project by any other Owner or its Permittees; or (iv) cause any Building or portion thereof located on another Element to be in violation of any Legal Requirements.

2.3         Easement for Use of Common Area. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, an easement to use and enjoy the Common Area for their respective intended purposes. The easement with respect to the Common Area may be exercised during Normal Business Hours and shall be subject to the Rules, it being understood and agreed, however, that the easements with respect to the Delivery Facilities and Parking Facilities may be exercised during the times set forth in Sections 2.8 and 2.9 of this Declaration, subject to such non-discriminatory security restrictions as Office Owner may reasonably impose pursuant to this Declaration in its sole discretion, and that the rights granted under the Existing Loading Dock and Access Easements may be exercised pursuant to the terms thereof. Any Owner may Alter any Common Area located on its Element in accordance with the terms and provisions of Article 8 of this Declaration, provided, however, any Alteration of Common Area shall comply in all respects with any applicable Legal Requirements.

2.4         Easement for Support. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, perpetual and non-exclusive easements to construct and Alter, from time to time and in accordance with Article 8, the Support Facilities for the benefited Owner’s Element on underlying portions of the granting Owner’s Element and to use the Support Facilities for support of such benefited Owner’s Element. No Owner shall, without the consent of the other Owners that are subject to or benefit from the support easement in question and otherwise in accordance with the provisions of Article 8, Alter a Support Facility on its Element or impose weight on its Element that would require enlarging, modifying or strengthening the Support Facilities or adding new Support Facilities on any other Element, nor shall any Owner alter the Support Facilities on its Element to reduce the load-bearing capacity of the same. Notwithstanding the foregoing, the burdened Owner may require the relocation of any existing Support Facilities if such relocation (i) does not interfere with or diminish the benefited Owner’s use and enjoyment of its Element or Buildings located thereon during any construction, (ii) is performed without cost or expense to the benefited Owner, and (iii) is completed using materials and design standards which equal or exceed those originally used.

2.5         Easement for Encroachments. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, perpetual and non-exclusive easements: (a) for such inadvertent, minor building encroachments as may occur upon an adjoining Element by reason of construction or Alteration of the Building, or by reason of improvements to any such Element, or from settlement, sag or variance occurring after any such construction or reconstruction; (b) for the encroachment of architectural features, including but not limited to parapets, existing as of the date of this Declaration (but not subsequently constructed architectural features) upon an adjoining Element; and (c) to have a Building on any boundary common to both Elements abut and connect to the Building on the grantor’s Element. In no event shall an easement for any future encroachment be created or maintained in favor of any Element if such encroachment materially interferes with the use, operation and enjoyment of any other Element by any other Owner or its Permittees, or is materially more burdensome to the burdened Element than the encroachments that currently exist on the burdened Element. The grant of said easements shall not excuse any Owner from exercising diligence to construct or Alter the portion of the Building on and within its Element. No encroachment in violation of applicable Legal Requirements shall be deemed permitted by this Section 2.5.

2.6         Easement for Utilities. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, easements for the use of the Utility Facilities located in the burdened Element and serving the Element of the grantee, together with reasonable access thereto, including, without limitation, access for emergency or unexpected maintenance and repair to forestall or correct inadequate delivery of services. The grantee with respect to any Element may hereafter from time to time at its expense install within the Utility Facilities to which this easement extends any other or further conduits, devices or other apparatus if: (a) such apparatus does not endanger the burdened Element or increase insurance costs thereon; (b) such apparatus does not use a disproportionate or inequitable portion of the Utility Facility in question, such as the space available within the conduit or chase; (c) the installation does not interfere with the then or reasonably anticipated future use and operation of the burdened Element; and (d) is approved by the Owner of the burdened Element, in its sole but reasonable discretion, and the designer of the particular utility service, if any. In the event of such a change, Alteration or relocation, the grantee will repair any damage to the burdened Element caused thereby, including without limitation the Utility Facilities affected. No owner of a burdened Element shall be liable to any grantee or to any person or entity for any direct or consequential damage for any interruption in any services provided through Utility Facilities located in the easement granted by the owner of the burdened Element, unless caused by such owner’s gross negligence or willful misconduct. The easements granted in this Section 2.6 are fixed as to location, but may be relocated by the owner of the burdened Element, provided the relocation (w) does not unreasonably interfere with the utility service to any grantee’s Element during normal business hours, (x) does not reduce or unreasonably impair the usefulness of the Utility Facility, (y) is completed using materials and design standards that equal or exceed those originally used, and (z) is approved by the Owner of the burdened Element, in its sole but reasonable discretion, and the designer of the particular utility service, if any. If a grantee discontinues use of a Utility Facility, then upon reasonable request of the owner of the burdened Element or any other Owner using the same, the Owner that has discontinued such use shall remove within 30 days by appropriate procedures the wires, conduit and other apparatus that are no longer used. In addition to the easements set forth above, and not by way of limitation, an easement for the exclusive use of a certain workroom on the fifth floor of the Office Element as set forth on Exhibit B is hereby specifically granted by the Officer Owner to the North Element Owner as an appurtenance to the North Element, on the same terms and conditions as set forth in this Section 2.6.

Notwithstanding anything contained in this Section 2.6 to the contrary, in order to ensure the safe and efficient operation of the Project, the Owners agree that (except in cases of emergency) all installation, maintenance and repairs to the Utility Facilities shall be managed through Office Owner using contractors approved by Office Owner in its sole discretion.

2.7         Easement for Access Facilities. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements for pedestrian, vehicular and other appropriate access to and from such Owner’s Element over the Access Facilities for their intended purpose. This easement may be exercised (a) over all Access Facilities during Normal Business Hours, and (b) twenty-four (24) hours per day, every day of the year, over (i) the direct route within the Access Facilities to the extent necessary to provide access to the Delivery Facilities and to the Parking Facilities, and (ii) over those Access Facilities that are designed and intended for emergency egress; provided that such reasonably direct routes may be subject to such non-discriminatory security restrictions as Office Owner may impose in its sole but reasonable discretion. Subject to the approval of Office Owner in its sole discretion, an Owner may from time to time following reasonable prior notice thereof to the other Owners, with respect to the Access Facilities within its Element, relocate such other Access Facilities, close certain Access Facilities, reduce their size or accessibility and interfere with their use on a temporary basis. The easements provided in this Section 2.7 are subject to interruption by other causes beyond the control of the granting Owner.

2.8         Easement for Delivery Facilities. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, a non-exclusive easement to use and enjoy the Delivery Facilities for their intended purposes. Such easement may be exercised twenty-four (24) hours per day every day of the year, subject to (a) such non-discriminatory security restrictions as Office Owner may reasonably impose in its sole discretion, (b) such Rules with respect to the Delivery Facilities as Office Owner shall from time to time establish for the orderly operation of the Delivery Facilities in its sole discretion, and (c) reasonable periods of closure due to maintenance, repair and casualty, provided Office Owner provides as much advance notice as reasonably possible to each Owner prior to any such closure. Use of the Delivery Facilities shall include, without limitation, the loading, unloading and holding of trash, further subject to the following: (y) all trash shall be stored in appropriate receptacles, maintained and emptied by and at the expense of the Owner engaged in such use and coordinated as to timing of trash removal, and (z) such use shall be limited to areas of the Delivery Facilities designated for such use by Office Owner in its sole discretion.

2.9         Easement for Parking Facilities. Declarant hereby declares for the benefit of North Element Owner, as an appurtenance to its respective Element, an exclusive easement to use up to fifteen (15) parking stalls (subject to North Element Owner’s right to adjust the number of such parking stalls as provided below) in the Parking Facilities (“North Element Parking Stalls”) for parking purposes for the Permittees of North Element Owner (subject to payment of the parking charges established by Office Owner from time to time in accordance with this Section 2.9), which Permittees of the North Element Owner may use twenty-four (24) hours per day every day of the year as provided herein, and the location of which may be changed by Office Owner from time to time in its reasonable discretion. With the exception of the North Element Parking Stalls, Office Owner shall have the exclusive right to use the Parking Facilities as it determines in its sole discretion. All use of the Parking Facilities shall be subject to (a) such non-discriminatory security restrictions as Office Owner may reasonably impose in its sole discretion, (b) such Rules as Office Owner shall from time to time establish for the orderly operation of the Parking Facilities in its sole discretion, and (c) reasonable periods of closure due to maintenance, repair and casualty, provided Office Owner provides as much advance notice as reasonably possible to each Owner prior to any such closure. Charges for use of the Parking Facilities shall be determined by Office Owner in its sole discretion, which rates shall be competitive with similar parking facilities in downtown Minneapolis, and Office Owner shall not discriminate among parking users by charging different rates for retail users and office users or Permittees of an Owner. Office Owner may, from time to time and in its sole and absolute discretion, allow North Element Owner to use and enjoy additional parking spaces in the Parking Facilities in areas to be designated by Office Owner from time to time, provided, however, such right shall be subject to the terms and provisions of this Section 2.9 and may be revoked by Office Owner at any time in its sole discretion. North Element Owner, in its sole discretion, may from time to time increase or decrease the number of parking stalls available to Permittees of the North Element Owner (but the number of parking stalls available to Permittees of the North Element Owner may not be increased above 15 without the written consent of Office Owner) by providing at least thirty (30) days’ written notice to Office Owner, and any charges for use of the Parking Facilities to the North Element Owner shall be adjusted accordingly.

2.10         Easement for Signage. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements for the installation, repair, maintenance and display of signage as permitted under this Declaration and subject to the provisions of Article 8 hereunder. The foregoing easements include related Utility Facilities to operate such signage.

2.11         Easement for Stairways. Declarant hereby declares for the benefit of the North Parcel Owner, as an appurtenance to the North Parcel Element, an exclusive easement for ingress and egress over and upon the North Stairway, for the exclusive use of the North Element Owner and its Permittees, except in the event of an emergency, in which case such Stairway shall be open to use by any Person for egress purposes. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements for ingress and egress over and upon the

Stairways that are, from time to time, publicly accessible and which are designed and intended to provide common pedestrian access within the Project. Any Owner may Alter any Stairway located on its Element in accordance with the terms and provisions of Article 8 of this Declaration, provided, however, any Alteration of Stairways shall comply in all respects with any applicable Legal Requirements, provided, however, that any Alteration of the North Stairway shall require the prior written consent of the North Element Owner.

2.12         Easement for Elevators. Declarant hereby declares for the benefit of the North Element Owner, as an appurtenance to the North Element, a non-exclusive easement for each Elevator serving the North Element that extends beyond the upper or lower limits of the North Parcel, for purposes of accessing such Elevator to repair, replace and maintain such Elevator. The North Parcel Owner may Alter any Elevator serving the North Element in accordance with the terms and provisions of Article 8 of this Declaration, provided, however, any Alteration of Elevators shall comply in all respects with any applicable Legal Requirements.

2.13         Easement for Access to Roof. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements for the purpose of accessing the roof of the Element owned by such Owner to repair, replace and maintain the roof and all mechanical systems and window cleaning equipment located thereon, as such responsibilities are further set forth in this Declaration.

2.14         Intentionally Deleted.

2.15         Easement for Window Washing Systems. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements to use the window washing systems, if any, for window washing purposes, as well as for access to the exterior of the Building for repairs and maintenance, all subject to the consent of Office Owner in its sole discretion. The Owners agree to schedule their usage of the window washing systems, if any, through Office Owner to avoid scheduling conflicts.

2.16         Easement for Maintenance. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements as reasonably necessary through the other Elements to perform the maintenance obligations to be performed by such Owner hereunder to the extent permitted under the terms and provisions of this Declaration.

2.17         Easement for Self-Help. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements to enter upon the Element of the grantor for the purposes of performing an obligation that the grantor is required to perform under this Declaration, but fails or refuses to do, and that the grantee then has the right to perform. Such self-help right shall only be available to an Owner when another Owner’s failure to perform an obligation materially impacts such Owner’s Element or business operations and after the other Owner fails to perform such obligation after at least ten (10) business days written notice to the other Owner or is not diligently and continuously proceeding to perform such obligation within ten (10) business days after written notice if such obligation cannot be performed within such time period, or in case of emergency, in which event such Owner shall give notice to the other Owner as soon as reasonably possible after taking such action.

2.18         Waiver of Condemnation Awards. The grantee of each easement and license hereby created waives in favor of the grantor any condemnation award that is payable as a result of said easement or license; provided, however, that the grantee shall be entitled to any award payable by reason of such taking that represents a payment (e.g., for loss of business) in addition to, rather than a part of or in reduction of, the payment to which the Owner of the burdened Element would have been entitled if the easement or license in question had not been in effect.

2.19         No Dedication. Nothing herein contained shall be deemed to be a gift or dedication of any portion of the Project or the easements created hereby to the general public, and the grantor of any easement or license under this Declaration is entitled to make such temporary closures as may be reasonably necessary to avoid creation of any public rights. This Declaration is not intended to create, nor shall it be in any way interpreted or construed to create, any third-party beneficiary rights in any person not specifically benefited by the terms and provisions hereof.

2.20         Security Restrictions. All of the easements granted in this Declaration are subject to reasonable restrictions including access controls through any security system or by Rules promulgated by Office Owner, in its sole discretion, provided that no such restrictions shall unreasonably impair the utility of the easements granted herein.

2.21         Intentionally Deleted.

2.22         Skyway Agreements. The Skyway Agreements are for the benefit of each of the Owners and the Elements. Without the prior written consent of Office Owner and North Element Owner (unless North Element Owner elects to permanently close all access points between all of the North Element and the South Retail Element pursuant to Section 16.23, in which case the consent of North Element Owner will not be required, and further provided the consent of North Element Owner shall not be required with respect to the skyway located on the 4th level of the South Retail Element that crosses over 6th Street South), no Owner shall:

(a)         Amend, modify or supplement any Skyway Agreement; or

(b)         Give any consent or approval (whether by action, inaction, waiver or otherwise) under or in respect of any Skyway Agreement.

Any Owner that receives a request for consent or approval or other notice pursuant to a Skyway Agreement shall immediately forward a copy of such communication to Office

Owner and shall consult with Office Owner prior to issuing any response to such communication.

2.23         Indemnification. Except as otherwise expressly provided herein, each Owner hereto shall exercise the rights granted to it herein with due care, and shall indemnify, defend, protect and hold harmless the other Owners and their Permittees from and against any and all claims, costs and liabilities (including reasonable attorneys’ fees and costs) arising from property loss or damage or personal injury or death occurring on the Project by reason of any act or omission of the indemnifying Owner (or its Permittees) under this Declaration, except for claims, costs and liabilities to the extent arising from the negligence or willful misconduct of the indemnified Owner or its Permittees.

3.         Use.

3.1         Permitted Uses. Each Element may be used for any lawful use.

3.2         Prohibited Uses.

(a)         All activities inconsistent with the operation of a first-class retail/office complex shall be prohibited in the Project, including without limitation those activities set forth on Exhibit D.

(b)         Hazardous Substances. No Owner shall use, or permit any other person to use, any Hazardous Substances in, on or about its Element, except in the ordinary course of its operations, and any such use shall at all times be in compliance with all Legal Requirements and Insurance Requirements. Each Owner agrees to defend, protect, indemnify and hold harmless the other Owners and their Permittees from and against any and all claims, costs and liabilities (including, without limitation, reasonable attorneys’ fees and costs, investigation and cleanup costs, governmental response costs, natural resource damages, containment, or other remediation) arising from Hazardous Substances released or allegedly released by the indemnifying Owner or any other person for whose conduct the indemnifying Owner is or may be held responsible.

3.3         Rules and Regulations for the Project. Office Owner, in its sole discretion, may from time to time promulgate Rules, including, without limitation, rules to assure prompt unloading of trucks and removal of freight and rules to address security concerns as they arise. The Owners shall comply, and shall cause their respective Permittees to comply, with the Rules.

3.4         Fees for Use. Except as otherwise provided in this Declaration, except to the extent required by law and except for each Owner’s share of Common Costs as set forth herein, no Owner, Occupant or Permittee shall be charged for the right to use the Parking Facilities, Access Facilities, or Delivery Facilities, provided, however, that parking fees, including valet fees, shall not be prohibited hereunder.

3.5         Legal Compliance. All Elements shall be used and occupied in a safe, careful and proper manner in full compliance with Legal Requirements and Insurance Requirements, whether now in force or hereinafter enacted or promulgated, except that an Owner may at its expense contest in good faith any such Legal Requirement or Insurance Requirement.

4.         Common Utilities.

4.1         Utilities. Each Owner shall be responsible for maintenance and operation of any utility facility located entirely on its respective Element, if any, unless otherwise specifically set forth herein. Office Owner shall be responsible for maintenance, repair and replacement of any Utility Facilities located on or providing services to more than one Element, subject to reimbursement as set forth in Article 6. Office Owner shall not provide utility service to the Project through an affiliated entity unless such entity offers commercially competitive rates. If at any time any Owner disputes Office Owner’s allocation of utilities costs to the Owner, and the parties cannot agree on an appropriate allocation, then the matter of allocation shall be submitted to Arbitration.

(a)         Electricity. The electrical systems for the Elements are in general separately metered, and each Owner shall pay the cost for the electricity usage and metering of its own Element directly to the applicable utility company. The cost of electricity to shared facilities and Common Areas shall be included in Common Costs.

(b)         Domestic Water/Sewer. The domestic water system for the Elements are in general separately metered and each Owner shall pay the cost for the water and sewer usage and metering of its own Element directly to the applicable utility company. The cost of domestic water to shared facilities and Common Areas shall be included in Common Costs.

(c)         Fire Pump. The Fire Pump provides shared service to the Elements, and costs thereof shall be included in Common Costs.

(d)         Emergency Generators. The Emergency Generators provide shared service to the Elements, and costs thereof shall be included in Common Costs. No Owner shall connect electrical load to the Emergency Generators beyond the load for its Element as specified by Office Owner in its sole discretion.

(e)         Telecommunications. Telecommunications facilities running through the Main Point of Presence (“MPOP”) Room located in the second lower-level of the South Retail Parcel near 6th Street shall be shared by the Owners, and the MPOP Room shall be controlled by Office Owner. Antennas and wiring for broadcast telecommunications services shall be separate to the extent feasible. Each Owner shall pay its own telecommunications costs directly to the applicable utility. The consent of Office Owner, which may be withheld in Office Owner’s sole but reasonable discretion, shall be required for any increase in the capacity of telecommunications facilities, and all work related to any such increase shall be performed by Office Owner at the requesting Owner’s expense. Office Owner shall be permitted to charge for (at fees or rates determined by Office Owner in its sole but reasonable discretion) and shall retain all revenue generated by use of the MPOP Room and riser space used for telecommunications facilities.

4.2         Allocation of costs; conservation.

(a)         If water, chilled water, electricity, steam or any other service or utility supplied to the Project is not separately metered, submetered or checkmetered as between the Elements, Office Owner will pay the costs of such utility and will apportion the costs as Common Costs between the Owners pro rata based on factors such as hours of use, the proportion of such Owner’s space in square feet to the total space in square feet, intensity of use and any other material factors as the case may be, in Office Owner’s sole but reasonable discretion and subject to Exhibit E. If any Owner elects to install any additional metering and valving equipment necessary to provide separate billing of specific utilities, the entire cost thereof shall be paid by the Owner providing for such work. Office Owner’s consent, which may be withheld in its sole but reasonable discretion, shall be required for any additional metering and valving equipment.

(b)         Conservation. The Owners shall use reasonable efforts to cooperate in conserving utility usage and shall take steps to ensure compliance with all contracts for utility service to the Project. The Owners shall participate in any energy audit performed by or at the request of Office Owner, and the Owners shall share the costs of such audit. Office Owner shall have the right, in its sole but reasonable discretion, to require separate metering or to impose an alternative cost allocation method in the event an energy audit reveals that one or more Owners is using a disproportionate amount of any utility and thereby increasing costs to the other Owners.

4.3         No liability for interruption. Office Owner shall not be liable for any loss or damage of any nature resulting from any temporary interruption of any utility services that are the sole responsibility of Office Owner under the terms and provisions of this Declaration due to reasonable repairs, alterations or improvements, or any variation, interruption or failure of these services due to governmental controls, unavailability of energy, or any other cause beyond Office Owner’s control.

5.         Maintenance.

5.1         Owner Responsibilities.

(a)         General.         Each Owner agrees to keep, manage, operate, maintain and repair its respective Element in a first-class manner and condition consistent with the management, operation and maintenance of similar improvements in downtown Minneapolis. Each Owner shall, at its sole cost and expense and without contribution from any other Owners, maintain its Element in a good state of repair and condition, ordinary wear and tear excepted, make all necessary repairs thereto, interior and exterior, structural or non-structural, and keep the same in compliance with all Insurance Requirements, Legal Requirements and the Rules, except as otherwise set forth herein.

(b)         Intentionally Deleted.

(c)         Maintenance of Roof and Roof Mounted Mechanical Systems. Each Owner shall maintain the roof and all of the mechanical systems located on its respective Element. All such work shall be done upon reasonable prior notice to the other Owners, except in an emergency, pursuant to procedures reasonably designated by Office Owner in its sole discretion, as applicable, in order to maintain roof integrity and effectiveness of roof warranties and to prevent water infiltration.

5.2         Office Owner’s Responsibilities.

(a)         Standard Services. Office Owner shall provide certain shared services (“Shared Services”) to maximize cost savings, economies of scale, administrative efficiency, etc. The Owners acknowledge that the coordination of certain shared services is beneficial to all Owners and essential to the operation of the Project. Such services shall include, but not be limited to, a mailroom. Office Owner may, from time to time and in its sole and absolute discretion, provide additional shared services (but no other Owner shall be obligated to accept or be responsible for the costs of such additional shared services) or discontinue or change the nature of any shared services currently provided, so long as any Owner benefitted by such service reasonably consents to the same. The costs to provide the Shared Services by Office Owner shall be included in Common Costs.

(b)         Maintenance of Stairways. Office Owner shall maintain all Stairways (other than the North Stairway, which shall be maintained by the North Element Owner) that are publicly accessible and which are designed and intended to provide common pedestrian access within the Project, and the costs of such maintenance shall be included in Common Costs.

(c)         Maintenance of Elevator. Office Owner shall maintain all Elevators that are publicly accessible and which are designed and intended to provide common pedestrian access within the Project, and the costs of such maintenance shall be included in Common Costs.

(d)         Fire Protection and Life Safety Systems. Office Owner shall maintain the control panel and operating system for the fire protection system in good condition and repair. Office Owner shall maintain all sprinkler heads located in Common Areas, piping and related equipment for the fire protection system, and the costs thereof shall be included in Common Costs. The other Owners shall maintain any sprinkler heads located within their respective Elements.

(e)         Emergency Power Generators. Office Owner shall maintain the Emergency Power Generators, and the costs thereof shall be included in Common Costs.

(f)         Operation and Maintenance of the Utility Facilities and Delivery Facilities. Office Owner shall manage, maintain, repair, operate and, as necessary, replace the Utility Facilities and Delivery Facilities, in a condition sufficient to provide levels of service consistent with levels of service being provided in projects similar to the Project in downtown Minneapolis. Notwithstanding the foregoing, Office Owner shall not be liable for any damages (direct or consequential) arising from interruption of any service or access or use of any facility, unless caused by the gross negligence or willful misconduct of Office Owner.

(g)         Operation and Maintenance of the Parking Facilities. Office Owner shall be solely responsible for operating and the day-to-day management and control of the Parking Facilities, and Office Owner shall keep, manage, operate, maintain and repair the Parking Facilities in a first-class manner and condition consistent with the management, operation and maintenance of similar parking facilities attached to Class A office buildings in downtown Minneapolis. Notwithstanding anything contained in this Declaration to the contrary, Office Owner or Parking Owner shall not be liable for any damages (direct or consequential) arising from interruption of any service or access or use of the Parking Facilities, unless caused by the gross negligence or willful misconduct of Office Owner. A management company selected by Office Owner may perform the obligations of Office Owner set forth in this Section 5.2(g).

(h)         Security System. Office Owner shall maintain and operate the fire and life safety systems and security control center to provide for the efficient operation of the same and for efficient response to emergency service providers, and the costs thereof shall be included in Common Costs. Notwithstanding the foregoing, Office Owner is not obligated to provide monitoring services for security, fire and life safety systems or portions thereof that exclusively service one Element.

(i)         Common Area. Office Owner shall maintain any other Common Areas not referenced above, and shall at all times keep the same in first-class order and condition, ordinary wear and tear excepted, making all necessary repairs thereto, and keeping the same in compliance with all Insurance Requirements, Legal Requirements and the Rules.

(j)         Sidewalks and Public Walkways. Office Owner shall maintain the Sidewalks and Public Walkways located adjacent to the property line of the South Retail Element, Parking Element and Office Element and North Element Owner shall maintain the Sidewalks and Public Walkways located adjacent to the property line of the North Element, and each of Office Owner and North Element Owner, respectively, shall at all times keep the same in first-class order and condition, ordinary wear and tear excepted, making all necessary repairs thereto, and keeping the same in compliance with all Insurance Requirements, Legal Requirements and the Rules, provided, however, that Office Owner will be responsible for all snow removal on the Sidewalks and Public Walkways, the cost of which shall be included in Common Costs and allocated as set forth on Exhibit E.

5.3         Maintenance Standards.

(a)         Exterior Appearance. Each Owner shall maintain the exterior of its respective Element in a first class manner consistent with other first class downtown Minneapolis properties and consistent with the then-current use of such Element.

(b)         Roof Appearance. All mechanical systems and facilities located on any roof shall, if readily visible, be appropriately screened by the Owner of the roof where such mechanical systems and facilities are located to maintain the aesthetics of the Building. Each Owner shall paint such equipment located on its roof to a neutral color to the extent possible at the request of Office Owner.

(c)         Repair Standards. The term “repairs” as used in this Article 5 shall include, but not be limited to, all replacements and renewals and all necessary or appropriate Alterations, additions and betterments, necessary or appropriate to put and keep the Element in first-class condition. The necessity for and adequacy of the repairs to any Element made or required to be made pursuant to this Article 5 shall be measured by the requirements of buildings of similar construction and age containing similar facilities that are prudently managed and operated with due regard for the value of the Project. All repairs shall be (a) made in accordance with the provisions of Article 8 and other applicable provisions of this Declaration, (b) at least equal in quality and class to the original work, (c) effected with all due diligence and in a workmanlike manner, and (d) promptly and fully paid for in accordance with the terms and provisions of this Declaration. The cost to replace any item that serves or benefits two or more Elements shall be allocated among the Owners of such Elements by Office Owner in an equitable manner based on usage, floor area, or a combination thereof, and any other material factors as the case may be, and shall be considered Common Costs for all purposes under this Declaration.

5.4         Intentionally Deleted.

5.5         Self-Help. In the event any Owner is not adhering to the requirements of this Article 5, and such failure materially affects the use and operation of another Element, impairs access to any Access Facilities or poses a potential life safety concern, the affected Owner shall have the right to use the self-help easement pursuant to, and in accordance with, Section 2.17.

6.           Allocation of Costs.

6.1         Allocable Share.

(a)         Certain costs of operating and maintaining the Common Areas and any other areas or items located on another Element that are the responsibility of Office Owner as set forth in this Declaration will be allocated among the Owners in the manner set forth on Exhibit E.

(b)         Each Owner shall pay to Office Owner its applicable share of the Common Costs within thirty (30) days after submission of a statement by Office Owner, together with reasonably acceptable evidence of the actual costs incurred.

(c)         Office Owner may re-allocate the share of the Common Costs applicable to the South Retail Element, Parking Element and Office Element (including both Common Costs which are allocated to the South Retail Element, Parking Element and Office Element on Exhibit E, and those Common Costs which are not so allocated on Exhibit E), among the Office Element, South Retail Element and Parking Element in an equitable manner based on usage, floor area, or a combination thereof, as the case may be; provided, however, that any such re-allocation shall not (i) increase the share of the Common Costs applicable to the North Element as set forth on Exhibit E, (ii) permit the allocation to the North Element of Common Costs that are not currently allocated to the North Element on Exhibit E (except to the extent permitted by Note 4 on Page E-1 of Exhibit E), or (iii) otherwise adversely affect the North Element.

(d)         Declarant hereby acknowledges that there are currently no Common Areas located on the North Element. Notwithstanding anything stated to the contrary in this Declaration, to the extent there are any areas that are designated as Common Areas on the North Element after the date of this Declaration, the addition of such areas as Common Areas shall not (i) increase the share of the Common Costs applicable to the South Retail Element, Parking Element and Office Element as set forth on Exhibit E, (ii) permit the allocation to the South Retail Element, Parking Element and Office Element of Common Costs that are not currently allocated to the South Retail Element, Parking Element and Office Element on Exhibit E (except to the extent permitted by Note 4 on Page E-1 of Exhibit E), or (iii) otherwise adversely affect the South Retail Element, Parking Element and Office Element.

6.2         Cost Composition.

(a)         Emergency Costs. In the event that Office Owner deems it necessary, in its sole judgment, to make emergency repairs to any portion of the Project to prevent injury or damage to Persons or property, Office Owner shall have the right to do so, it being understood that Office Owner shall nevertheless advise each other Owner of such emergency condition as soon as reasonably possible, including the corrective measures taken and the cost thereof. If the cost of the emergency action exceeds $10,000 in Constant Dollars, and if such cost is not, in Office Owner’s sole but reasonable judgment, attributable solely to a particular Element, then Office Owner shall submit a supplemental billing to each other Owner, together with evidence supporting such cost, and each other Owner shall pay its share thereof within thirty (30) days after receipt of such billing. If the cost of the emergency action does not exceed $10,000 in Constant Dollars and such cost is not attributable solely to a particular Element, then such costs shall be included as part of the Common Costs for that year. If the cost of the emergency action, in Office Owner’s sole but reasonable judgment, is attributable solely to a particular Element, then Office Owner shall submit a supplemental billing to the Owner of such particular Element, together with evidence supporting such cost, and the Owner of such particular Element shall pay the cost thereof (whether such costs exceeds $10,000 in Constant Dollars or not) within thirty (30) days after receipt of such billing.

(b)         Exclusions from Common Costs. The following costs and expenses shall not be included in Common Costs:

i.	interest, late charges, and penalties on any Common Cost, unless such interest, late charges or penalties are caused by any Owner, in which case such Owner shall be responsible for such costs;

ii.	attorneys’ fees and costs, other than attorneys’ fees and costs incurred in connection with enforcing this Declaration, the Existing Loading Dock and Access Easements or the Skyway Agreements;

iii.	Common Costs that are self-insured or are reimbursed by insurance proceeds or condemnation awards;

iv.	any and all expenses incurred in procuring, retaining, negotiating, amending, extending, administering, or terminating leases with any existing or prospective tenants, including without limitation advertising, brokerage commissions, architectural and engineering fees, and legal fees;

v.	any amounts payable under mortgages, deeds of trust or ground leases encumbering all or any part of the Project;

vi.	costs that are reimbursable to Office Owner by another Owner or Occupant as a result of provisions contained in a separate agreement, such as excessive use of utilities, but specifically excluding normal Common Costs;

vii.	Amounts paid to persons or entities affiliated with, controlled by, controlling of, or under common control with Office Owner to the extent such amounts are greater than would have been charged by an unaffiliated third party in an arms-length transaction;

viii.	except as set forth in this Article 6, management and administrative fees and any overhead and profit in excess of 3.25% of the management budget for the Project; and

ix.	costs attributable to repairing items that are covered by warranties, to the extent of Office Owner’s recovery under such warranties.

6.3         Method of Payment; Audit Rights.

(a)         On or before December 1 of each calendar year, Office Owner shall compute and deliver to the other Owners a bona fide estimate of Common Costs for the upcoming Fiscal Year determined in accordance with such fair and equitable methodology selected by Office Owner from time to time in its sole but reasonable discretion. The Owners shall pay to Office Owner in monthly installments on the first day of each month of such Fiscal Year, without further notice, one-twelfth (1/12) of each Owner’s allocable share of such estimate.

(b)         Unless delayed by reasons beyond Office Owner’s reasonable control, Office Owner shall deliver to the other Owners within one hundred twenty (120) days after the end of each Fiscal Year a written statement setting out in reasonable detail the amount of Common Costs for the preceding Fiscal Year. If the aggregate of monthly installments of Common Costs actually paid by Owners to Office Owner during such Fiscal Year differs from the amount of Common Costs allocated to such Owner and payable for such Fiscal Year, such Owner shall pay the shortage, or Office Owner shall refund or credit against next payment the overage (at Office Owner’s option in its sole discretion), without interest, within thirty (30) days of delivery of such statement.

(c)         If any Owner disagrees with any calculation or amount payable in respect of any Common Costs, such Owner shall nevertheless make payment in accordance with any notice given by Office Owner, and such Owner and Office Owner shall in good faith attempt to resolve the matter expeditiously. If the Owners, despite their good faith attempt, shall be unable to resolve the matter to their mutual satisfaction, the disagreement shall be resolved by Arbitration. Any adjustment required to any previous payment made by any Owner by reason of any decision shall be made within fourteen (14) days of the arbitrators’ decision.

(d)         No Owner may claim a re-adjustment in respect of any Common Costs, whether paid or payable in installments or otherwise, if based on any error of estimation, allocation, calculation or computation thereof, unless claimed in writing prior to the expiration of six (6) months following such Owner’s receipt of the written statement from Office Owner given in accordance with Section 6.3(b). The foregoing six (6) month time period shall not apply to any claims for readjustment arising or resulting from any fraudulent acts or omissions.

(e)         Office Owner agrees to keep and maintain a proper and accurate system of books of account and records in accordance with generally accepted accounting principles so as to show as accurately and completely as is commercially reasonable all Common Costs and to preserve the same for at least two (2) years after the close of the year to which they relate. Office Owner further agrees to permit any other Owner, its accountants and authorized representatives, to examine and copy (at their sole cost and expense and after 7 days prior written notice) at reasonable times during regular business hours all books and records of Office Owner pertaining to Common Costs. Such other Owner shall not disclose any information obtained by such examination or copying except to the extent that disclosure is necessary for the conduct of such Owner’s audit or is otherwise required by law.

(f)         Any Owner shall have the right, from time to time (but not after six (6) months subsequent to the expiration of the pertinent year and not more than once during any twelve (12) month period), to cause an audit of the books and records relating to Common Costs to be made by a nationally or regionally recognized accounting firm selected by such Owner and reasonably approved by Office Owner, to verify the amount of Common Costs reported by Office Owner in any year. Such accounting firm shall not have been engaged by any Owner within the immediately preceding twelve (12) months, may not be retained on a contingency fee basis and shall bill such Owner on a time and disbursement basis only. Unless Office Owner contests such audit, if such audit reveals an understatement of Common Costs for the period in question and a consequent deficiency in the payment of Common Costs, such Owner shall forthwith pay the amount of such deficiency to Office Owner, and if such audit reveals an overpayment of Common Costs, Office Owner shall promptly refund or credit the overpayment, at Office Owner’s option and without interest. The costs of such audit shall be borne by the auditing Owner unless such audit (as it may be contested and shown to be in error by Office Owner) reveals an overpayment of more than five percent (5%) in the Common Costs that should have been paid by the auditing Owner to Office Owner for the Fiscal Year in question, in which event Office Owner shall pay to the auditing Owner on demand the reasonable costs of such audit, including fees and disbursements. In the event Office Owner contests such audit, then the matter shall be submitted to Arbitration.

7.         Right to Restrict Access.

7.1         Rights of North Element Owner. The North Element Owner shall have the right, in its sole discretion and at its sole expense, to temporarily or permanently close or modify any access point between the North Element and any adjoining properties, including without limitation, the South Retail Element, and shall have the right (without the need for consent or approval from any Owner or Permittee) to amend, modify or terminate any provisions of the Existing Loading Dock and Access Agreements providing for skyway level access between the North Element and any adjacent property.

7.2         Rights of South Retail Owner.

(a)         The South Retail Owner shall have the right, in its sole discretion and at its sole expense, to temporarily or permanently close or modify any access point between the third and fourth floors of the South Retail Element and any adjoining properties, including without limitation, the North Element.

(b)         The South Retail Owner or Office Owner shall have the right, by written notice (a “Closure Notice”) given to the North Element Owner within twelve months of a Closure Event, to require North Element Owner to permanently close all public access points on both street level (1st floor) and the skyway level (2nd floor) between the North Element and the South Retail Element, at the sole expense of North Element Owner. Following receipt of a Closure Notice, North Element Owner will commence and proceed with all commercial diligence to permanently close all such public access points, in accordance with the construction requirements and procedures of this Declaration. For purposes hereof, a “Closure Event” shall occur if at any time both of the following shall occur: (i) any portion of the skyway level of the North Element is occupied for the regular conduct of business by the North Element Owner (or any tenant of North Element Owner), and (ii) North Element Owner closes off (not including temporary closures due to construction, remodeling or casualty) skyway level access from the South Retail Element to (x) the existing skyway level connection between the North Element and the adjacent building at 510 Marquette Avenue, or (y) any future skyway level connection established between the North Element and any other property across a public right of way from the Project. Upon the occurrence of a Closure Event, and during the time period following such Closure Event that public access points remains closed in accordance with the provisions of this Section 7.2(b), North Element Owner shall no longer have any consent or approval rights with respect to the amendment, modification, supplementation or any other aspect of the Skyway Agreements.

7.3         Notice of Closure. The North Element Owner and South Retail Owner shall provide written notice to the other party, respectively, at least ninety (90) days prior to the date on which closure under this Section 7 shall take effect.

8.         Alterations.

8.1         Alterations Requiring Consent.

(a)         No Alteration shall be made to any part of the Project without the prior written consent of Office Owner, which may be given or withheld in its sole but reasonable discretion, if the proposed Alteration would:

        (i)         impair any of the rights expressly granted in this Declaration;

        (ii)         involve a material structural alteration or materially affect the Support Facilities or Skyway Bridges; or

        (iii)         adversely and unreasonably affect an Owner’s quiet enjoyment of its Element; provided, however, that so long as the Owner of the Element on which an Alteration is undertaken uses, or causes to be used, reasonable construction practices for the minimization of noise, dust and other construction disruptions in accordance with accepted construction practices for comparable projects, such construction practices shall not be deemed to adversely and unreasonably affect an Owner’s quiet enjoyment of its Element.

(b)         In addition to the other limitations set forth in this Section 8.1, with respect to any Alteration that would affect any Connecting Walls, Support Facilities, Utility Facilities, Delivery Facilities or Parking Facilities, the prior written consent of Office Owner and the Owner of the Element abutting such Connecting Wall, supported by such Support Facilities or using such Utility Facilities, as applicable, must be obtained, which consent may be withheld in their reasonable discretion. Each Alteration that does not require consent or approval pursuant to this Section 8.1 is called a “Permitted Alteration.”

(c)         The South Retail Owner agrees as follows with respect to the South Retail Element:

        (i)         No Alteration shall be made to the size, location, or transparency of the exterior windows or doors of the first floor (street level) of the South Retail

Element that front on Nicollet Mall without the prior written consent of the Office Owner and North Element Owner;

        (ii)         The South Retail Owner will not reduce the first floor area of the South Retail Element that is devoted to retail and restaurant uses (as defined in applicable zoning codes from time to time) without prior written consent of the Office Owner and North Element Owner;

        (iii)         Retail or restaurant uses (as defined in applicable zoning codes from time to time) shall at all times occupy the first floor of the South Retail Element that front on Nicollet Mall unless the Office Owner and Retail Owner consent in writing to other use of those areas; and

        (iv)         The South Retail Owner, in its sole discretion and at its sole expense, may Alter the South Retail Element in accordance with this Declaration; provided, however, that the first floor of the North Element shall at all times enjoy access from the existing doors between the North Element and the South Element to any public entrance(s) maintained in the South Retail Element (unless the North Element Owner elects to close all access points between the first floor of the North Element and the South Retail Element pursuant to Section 7), and the second floor of the North Element shall at all times enjoy access from the existing doors between the North Element and the South Element to any Skyway Bridge(s) (unless the North Element Owner elects to close all access points between the second floor of the North Element and the South Retail Element pursuant to Section 7).

(d)         Common Area. No Alteration shall be made to the Common Area without the prior approval of Office Owner, which approval may be withheld in its sole but reasonable discretion. Notwithstanding the foregoing, so long as access to any portion of the Project used for retail purposes from time to time is not materially impeded, the Office Owner may Alter the Common Area in its sole discretion without obtaining the approval of any other Owner. Any Alteration of the Delivery Facilities serving the North Element shall at all times require the reasonable consent of the North Element Owner.

(e)         Signage. Any and all signage displayed shall comply with Legal Requirements.

8.2         Standard of Performance. No Alteration shall be made except in compliance with, and each Owner hereby covenants that it will comply with, each of the following provisions:

(a)         All Alterations shall be made with reasonable diligence and dispatch (subject to Unavoidable Delays) in a first-class manner and with materials and workmanship at least as good as the Building in question.

(b)         Before any Alterations are begun, such Owner making such Alteration shall procure, at its expense, all necessary licenses, permits, approvals and authorizations from all governmental authorities and, except in the case of a Permitted Alteration, shall deliver photocopies thereof to Office Owner. Upon request, the other Owners shall join in the application for such licenses, permits, approvals and authorizations whenever such action is necessary, and such Owner making such Alteration covenants that the other Owners will not suffer, sustain or incur any cost, expense or liability by reason thereof.

(c)         All Alterations shall be made and completed in accordance with all Legal Requirements, Insurance Requirements and the Rules.

8.3         Approvals.

(a)         Plans and Specifications. Each Alteration that is not a Permitted Alteration hereunder shall be made under the supervision of an architect or engineer selected by such Owner and approved by Office Owner in its sole but reasonable discretion (and, in the case of Alterations to the Support Facilities, shall be a nationally recognized firm with expertise in the subject matter thereof); shall be made in accordance with detailed plans and specifications prepared by such architect or engineer; and shall be made pursuant to a contract with a general contractor approved by Office Owner in its sole but reasonable discretion that incorporates such plans and specifications. Copies of all such plans and specifications shall be delivered by such Owner to Office Owner, and shall be subject to the prior approval of Office Owner in its sole but reasonable discretion.

(b)         Deposit. If the estimated cost of any proposed Alteration that may affect any other Element shall exceed $250,000 in Constant Dollars and such Owner (or any Occupant that will actually make the Alteration and is obligated to pay for the same pursuant to a separate agreement with the Owner of such Element) does not have net current assets in excess of $25,000,000 in Constant Dollars, such Owner shall notify Office Owner and the Owner of such other Element and shall, before commencing the same, furnish to Office Owner and such other Owners security reasonably satisfactory for the purpose of assuring the completion within a reasonable time of the proposed Alteration, free and clear of all liens, encumbrances, and other claims and charges.

9.         Real Estate Taxes. Each Owner shall timely pay all Real Estate Taxes payable with respect to its Element. “Real Estate Taxes” means the aggregate of all taxes, rates, charges, levies or assessments now or hereafter imposed by a competent authority upon or in respect of the applicable Element, but shall not include (a) any federal, state or local income, profit or business tax assessed upon the income of an Owner, (b) any estate or inheritance taxes, (c) any franchise, successor or transfer taxes, or (d) any other impost of a personal nature charged or levied against an Owner, except to the extent that any such tax is in lieu of taxes, rates, charges, levies or assessments upon or in respect of the applicable Element. Except as otherwise provided below in this Section 9, each Owner will have no obligation for the real property taxes due and payable with respect to any other Owner’s Element. Office Owner shall have the right, but not the obligation, to cure any failure to pay Real Estate Taxes by any other Owner and shall be entitled to prompt reimbursement therefor within 10 business days after written request.

10.         Insurance.

10.1         Owner’s Obligations. With respect to its own Element, each Owner shall maintain at its own expense and in all cases in amounts acceptable to Office Owner in its sole but reasonable discretion the following insurance (all amounts in Constant Dollars and subject to change as is commercially prudent and consistent with industry practice in Office Owner’s sole but reasonable discretion):

(a)	fire insurance with extended coverage (which coverage shall specifically include loss or damage caused by fire, windstorm, cyclone, tornado, hail, explosion, riot, riot attending a strike, civil commotion, malicious mischief, vandalism, aircraft, vehicle, smoke damage and sprinkler leakage) and boiler and machinery insurance on its Element and all property and interest of the Owner in its Element, with the other Owners as additional insureds, at replacement value;

(b)	Commercial General Liability Insurance in the amount of $5,000,000 for each occurrence, with the other Owners as additional insureds, against claims for personal or bodily injury or death and property damage occurring in, upon or about its Element and in, upon or about adjoining streets or passageways. Policies for such insurance shall waive any right of subrogation against the other Owners and, if obtainable at a commercially reasonable cost, shall contain a provision that any misrepresentation or breach of policy conditions by one insured shall not invalidate the coverage for any other insured. Each Owner shall from time to time and in no event later than thirty (30) days prior to expiration of any policies promptly deliver to Office Owner binders for or certified copies or certificates of such insurance;

(c)	Workers’ compensation insurance of $1,000,000 or as required by Legal Requirements, and employer’s liability insurance of $1,000,000 each accident for bodily injury, $1,000,000 policy limit for bodily injury by disease and $1,000,000 each employee for bodily injury by disease; and

(d)	Automobile liability insurance including coverage for owned, hired, and non-owned automobiles. The limits of liability shall be $1,000,000 combined single limit each accident for bodily injury and property damage combined.

10.2         Construction Obligations. Prior to commencing any construction, Alteration or Restoration, excluding standard tenant improvements, such Owner shall obtain or require its contractor to obtain and thereafter maintain so long as such construction, Alteration or Restoration is occurring, at least the minimum insurance coverages set forth below (all amounts in Constant Dollars and subject to change as is commercially prudent and consistent with industry practice in Office Owner’s sole but reasonable discretion):

(a)	Workers’ compensation insurance as required by Legal Requirements, and employer’s liability insurance in the amount of $1,000,000 each accident for bodily injury, $1,000,000 policy limit for bodily injury by disease and $1,000,000 each employee for bodily injury by disease;

(b)	Commercial General Liability insurance covering all operations by or on behalf of the contractor, which shall include the following minimum limits of liability and coverages:

(i)	Required coverages:

(1)	Premises and Operations;

(2)	Products and Completed Operations;

(3)	Contractual Liability, insuring the indemnity obligations assumed by contractor under the Contract Documents;

(4)	Broad Form Property Damage (including Completed Operations);

(5)	Explosion, Collapse and Underground Hazards; and

(6)	Personal Injury Liability;

(ii)	Minimum limits of liability:

1.	$2,000,000 each occurrence (for bodily injury and property damage);

2.	$2,000,000 for Personal Injury Liability;

3.	$5,000,000 aggregate for Products and Completed Operations (which shall be maintained for a three (3) year period following final completion of the work); and

4.	$5,000,000 general aggregate applying separately to this Project;

(c)	Automobile liability insurance including coverage for owned, hired, and non-owned automobiles. The limits of liability shall not be less than $1,000,000 combined single limit each accident for bodily injury and property damage combined. The contractor shall require each of his subcontractors to include in their liability insurance policies coverage for Automobile Contractual Liability;

(d)	Umbrella/excess liability insurance in the amount of $5,000,000. If there is no per project aggregate under the Commercial General Liability policy, the limit shall be $10,000,000.

If the construction, Alteration or Restoration involves the use of any Utility Facilities, Delivery Facilities or Parking Facilities, then all other Owners shall be named additional insureds and such insurance shall provide that the same shall not be canceled, or reduced in amount or coverage below the requirements of this Declaration, nor shall it be allowed to expire, without at least thirty (30) days prior written notice to each additional insured. If such insurance is canceled or expires then the constructing Owner shall immediately stop all work on or use of the Utility Facilities, Delivery Facilities or Parking Facilities or such other Element until the required insurance is reinstated or replacement insurance is obtained.

10.3         General Insurance Requirements.

(a)         Failure to Insure. If any Owner fails to carry the required insurance or to provide Office Owner with evidence of insurance as required by this Article 10, or if any of the required insurance is cancelled or not renewed, Office Owner, at its option, may obtain such insurance, and such Owner shall reimburse Office Owner for the cost of such insurance within ten (10) business days of receipt of any invoice therefor. The failure of an Owner to carry the required insurance does not relieve that Owner of its obligations under this Declaration, nor shall any act or omission of any agent or broker relieve any Owner of its obligations under this Declaration.

(b)         Release/Indemnification. Each Owner hereby releases and discharges the other Owners from any and all claims and liabilities that are coverable under the policies required to be maintained under this Article 10 regardless of cause. Furthermore, each Owner covenants to defend (with counsel reasonably approved by the other Owner), indemnify and hold harmless, the other Owners and their directors, managers, officers, partners, agents, servants and employees from and against all claims and all costs, expenses and liabilities (including reasonable attorneys’ fees) incurred in connection with all claims, including any action or proceedings brought thereon, arising from or as a result of the death of, or any accident, injury, loss or damage whatsoever caused to any person, or to the property of any person, as shall occur on the Element owned by such Owner, except for claims arising from or caused by the gross negligence or willful misconduct of the indemnified Owner, its directors, managers, officers, partners, agents, servants and employees. The Owner seeking enforcement of the indemnification hereunder shall give the other Owners prompt notice of any suit or proceeding as to which it seeks indemnification.

(c)         Insurer; Self-insurance. All insurance required under this Article 10 shall be procured from companies authorized to do business in the State of Minnesota and rated by Best’s Insurance Reports not less than A-/X (or an equivalent rating under a similar rating method used in the industry and selected by Office Owner). All insurance required to be separately maintained by an Owner may be provided under (a) an individual policy covering this location, (b) blanket policy or policies that includes other liabilities, properties and locations of such Owner; provided, however, that if such blanket commercial general liability insurance policy or policies contain a general policy aggregate of less than $20,000,000 in Constant Dollars, then such insuring Owner shall also maintain excess liability coverage necessary to establish a total liability insurance limit of $20,000,000 in Constant Dollars, (c) a plan of self-insurance, provided that any Owner so self-insuring notifies the other Owners of its intent to self-insure and agrees that upon request it shall deliver to such other Owners each calendar year a copy of its annual report that is audited by an independent certified public accountant and discloses that such Owner has $100,000,000 in Constant Dollars of both net worth and net current assets, or (d) a combination of any of the foregoing insurance programs. To the extent any deductible is permitted or allowed as a part of any insurance policy carried by an Owner in compliance with this Article 10, such Owner shall be deemed to be covering the amount thereof under an informal plan of self-insurance; provided, however, that in no event shall any deductible exceed $50,000 in Constant Dollars unless such Owner complies with the requirements regarding self-insurance pursuant to (c) above. Each Owner agrees to furnish to any Owners requesting the same a certificate(s) of insurance, or statement of self-insurance, as the case may be, evidencing that the insurance required to be carried by such Owner is in full force and effect.

(d) Subrogation. Notwithstanding the provisions of this Article 10, each Owner hereby releases and waives all claims, rights of recovery, causes of action that such Owner or any party claiming by, through or under such Owner (including, without limitation, such Owner’s insurers) by subrogation or otherwise may now or hereafter have against the other Owners or any of the other Owner’s Permittees by reason of force majeure or any other cause, including the negligence of the other Owners or their Permittees, that is covered, in whole or in part, under the terms of an applicable property insurance policy. IT IS THE EXPRESS INTENTION OF THE OWNERS THAT THE WAIVER OF SUBROGATION CONTAINED IN THE PRECEDING SENTENCE APPLY TO ALL CLAIMS, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS THAT ARE CAUSED IN WHOLE OR IN PART BY THE SOLE OR CONCURRENT NEGLIGENCE OF AN OWNER OR AN OWNER’S PERMITTEE.

11.         Damage or Destruction.

11.1         Total Casualty.

(a)         In the event that the entire Project shall be substantially destroyed or damaged by fire or other casualty, any Owner may elect either (i) to rebuild or restore the improvements located on its respective Element, or (ii) to raze all improvements on its respective Element (or to raze some of the improvements and restore the remainder of the improvements) and in connection therewith, shall take all action required by good construction practices to insure that such razing shall be done in a safe manner and that the Element shall be left in a safe, secure condition.

(b)         If any Owner elects to rebuild, such Owner shall cooperate and coordinate any proposed construction with the other Owners and shall submit plans and specifications and construction schedules to the other Owners as quickly as practicable. In no event shall such rebuilding Owner be obligated to burden its Element with additional Utility Facilities, Delivery Facilities, Parking Facilities, Access Facilities or other easements that did not exist prior to the destruction.

11.2         Partial Casualty.

(a)         Upon any damage or destruction of any Element, or any part thereof, the affected Owner (hereinafter, the “Damaged Owner”) shall, after taking into account commercially reasonable considerations, either (i) commence repair and restoration of the damaged improvements within a reasonable period of time of receiving any proceeds of insurance therefor and diligently prosecute such repair and restoration to at least as good condition as existed immediately prior to such damage or destruction in accordance with the applicable provisions of this Declaration, or (ii) place the Element in a neat and stable condition that retains any Support Facilities on such Element pursuant to Section 11.2(c) below.

(b)         If the Damaged Owner elects to rebuild, any insurance proceeds arising by virtue of such damage or destruction of the affected Element shall be made available or be used for such restoration. The Damaged Owner shall restore any damage caused to improvements located on its Element as quickly as practicable after taking into account commercially reasonable considerations and in a manner so as to minimize the interference with or interruption of the operation of the other Elements. The payment of any deductible under any casualty insurance shall be the responsibility of the Damaged Owner.

(c)         In the event the Damaged Owner does not commence and complete the restoration, repair or replacement of its Element, or parts thereof, within a commercially reasonable period of time after taking into account commercially reasonable considerations, the Damaged Owner shall nevertheless be obligated:

(i)         to promptly clean up its Element, remove debris, building frameworks and outer shells therefrom (or, in the alternative, make such framework and outer shells compatible with those portions of the structure remaining undamaged or not taken) and do and perform at the Damaged Owner’s own cost and expense all that work required to retain any and all necessary Support Facilities, and cause the portions of the structure which have suffered damage or destruction to be either removed from its Element or to be repaired or reconstructed to a safe and not unsightly condition and state; and

(ii)         to grant to the other Owners (hereinafter, the “Undamaged Owner”) such easement rights as may be necessary for the Undamaged Owner to restore or replace any needed Utility Facilities, Delivery Facilities, Parking Facilities or Access Facilities at such Undamaged Owner’s sole cost and expense. If restoration or replacement of the Utility

Facilities, Delivery Facilities, Parking Facilities or Access Facilities will not be to a condition substantially similar to that before the casualty, prior to restoration or replacement, the Undamaged Owner shall provide adequate substitutions therefore, which substitutions shall be subject to the approval of the Damaged Owner, not to be unreasonably withheld or delayed. The Undamaged Owner shall submit plans and specifications to the Damaged Owner showing the provisions made for the easements to which the Undamaged Owner is entitled.

12.         Taking.

12.1         Taking of Utility Facilities. In the event that there is a condemnation of any portion of the Utility Facilities (the “Condemned Easement”), then each Owner shall restore or make adequate substitution for the Condemned Easement on its Element using the condemnation award and any additional amounts the Owners may desire to contribute; provided and only to the extent that such restoration or substitution is economically viable and does not materially and adversely burden such Owner’s Element.

(a)         Each Owner shall submit plans and specifications to the other Owners showing the provisions made for the restoration or substitution of a Condemned Easement on such Owner’s Element.

(b)         In the event that the Condemned Easement must be relocated to accommodate such restoration necessitated by condemnation, the Owners shall execute and record an amendment to this Declaration confirming such relocated easement within thirty (30) days after the request therefor by any Owner. No Taking shall affect the existence of the easements granted under Article 2, except to the extent such easement is located in and burdens the real estate taken by condemnation and such easement has been relocated pursuant to this Section 12.1.

(c)         The Owners agree that any award, whether obtained by agreement prior to, during the pendency of, or after any court action, or by judgment, verdict or court action, resulting from the Taking of any portion or portions of an Element, shall be the sole and exclusive property of the Owner whose Element was condemned; provided, however, that any award for the taking of access rights (as contrasted to an award for the taking of physical property) to any public street that is not made in connection with the condemnation of any physical property constituting a part of an Element shall be equitably divided between the Owners.

12.2         Total Taking. In the event of a Taking of the entire Project, each Owner shall be entitled to that portion of any award attributable to its Element, and this Declaration shall be of no further force or effect.

12.3         Partial Taking. In the event of a Taking of any portion of the Project, the award or purchase price paid for such Taking shall be paid to the Owner of the condemned Element; provided, however, that the award shall be used first to repair or replace the Utility Facilities and Support Facilities, and any remaining amount shall be paid to the Owner of the condemned Element. Except as set forth above, each Owner hereby releases and waives any right to receive or claim any portion of such award or purchase price paid to the other Owners for such taking.

12.4         Amendments. To the extent that the provisions of this Article 12 relocate or modify any easements hereunder or modify any obligations of the Owners hereunder, the Owners agree to execute and record an amendment to this Declaration reflecting such modifications within thirty (30) days after the request therefor by any Owner.

13.         Failure of Performance.

13.1         General.

(a)         Event of Default. The occurrence of any one or more of the following events shall constitute an event of default by any non-performing Owner (the “Defaulting Owner”):

(i)         The failure to make any payment required to be made hereunder within ten (10) business days of the due date, or

(ii)         The failure to observe or perform any of the covenants, conditions or obligations of this Declaration, within thirty (30) days after notice by an Owner (the “Non-Defaulting Owner”) specifying the nature of the default claimed.

Upon an event of default, a Non-Defaulting Owner shall be entitled to pursue any proceeding to which it is entitled at law or in equity, in such Non-Defaulting Owner’s sole discretion. Such proceeding shall include the right to restrain by injunction any violation or threatened violation by another Owner of any of the terms, covenants, or conditions of this Declaration, or to obtain a decree to compel performance of any such terms, covenants, or conditions, it being agreed that the remedy at law for a breach of any such term, covenant, or condition (except those, if any, requiring the payment of a liquidated sum) is not adequate. All of the remedies permitted or available to an Owner under this Declaration or at law or in equity shall be cumulative and not alternative, and invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy. Only Owners, the Operator, if any, and parties deemed Owners for approval purposes pursuant to Section 1.38 shall have the right to enforce the provisions of this Declaration pursuant to this Article 13.

(b)         Notice and Cure. If any Owner defaults in any obligation hereunder that can be cured by the payment of money and the default is not cured within thirty (30) days after written notice thereof, or if any Owner defaults in any other obligation under this Declaration and the default continues for thirty (30) days after written notice thereof (or such longer period as may be necessary to cure the default provided that the defaulting Owner commences to cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion, provided that such cure must be completed within one hundred eighty (180) days of written notice), then any Non-Defaulting Owner, after additional notice given to the defaulting Owner, may exercise any one or more of the remedies set forth herein. The first mortgagee of any Owner in default under this Declaration shall be entitled to receive a concurrent notice of said default in the same manner that other notices are required to be given under this Declaration; provided, however, that the first Mortgagee has, prior to the time of the default, delivered written notice of the first Mortgagee’s mailing address to the Owner(s) giving the notice of default. Any first mortgagee who has given notice hereunder shall have the right to cure a default by the applicable Owner hereunder on the same terms as applicable to the Owner.

(c)         Upon the occurrence of an event of default under this Declaration and the expiration of any period to cure without a curing of the default, Office Owner or Operator, if any, and thereafter if Office Owner or Operator declines to pursue such remedies, any non-defaulting Owner, shall be entitled to one or more of the following remedies:

(i)         cure the default and charge the cost thereof in Constant Dollars to the defaulting Owner, and all such costs shall be payable on demand, including any interest thereon at the Interest Rate from the date of such demand until the date paid.

(ii)         specific enforcement, injunctive relief, damages, or any other remedy available at law or in equity.

(iii)         in the event of any litigation hereunder, the prevailing Owners shall be entitled to reimbursement of their reasonable costs of litigation, including reasonable attorney’s and expert’s fees.

Any action seeking one or more forms of relief shall not be a bar to an action at the same or subsequent time seeking other forms of relief. Any delay in realizing, or failure to realize, on any remedy provided herein for a default hereunder shall not be deemed a waiver of that default or any subsequent default of similar or different kind, and no waiver of any right or remedy hereunder shall be effective unless in writing and signed by the person against whom the waiver is claimed.

13.2         Liens. Damages and costs accruing or assessed pursuant to Section 13.1 shall constitute a lien against the Defaulting Owner’s Element. The lien shall attach and take effect only upon recordation of a claim of lien in the Registrar’s Office by Office Owner. The claim of lien shall include the following:

(a)	The name of the lien claimant.

(b)	A statement concerning the basis for the claim of lien and identifying the lien claimant as a Non-Defaulting Owner.

(c)	An identification of the Owner of the Element or interest therein against which the lien is claimed.

(d)	A description of the Element against which the lien is claimed.

(e)	A description of the work performed which has given rise to the claim of lien and a statement itemizing the amount thereof.

(f)	A statement that the lien is claimed pursuant to the provisions of this Declaration, reciting the date and document number of recordation hereof. The notice shall be duly verified, acknowledged and contain a certificate that a copy thereof has been served upon the Owner against whom the lien is claimed, by personal service or by mailing pursuant to Section 16.3. The lien so claimed shall attach from the date of recordation solely in the amount claimed thereby and may be enforced in any judicial proceedings allowed by law, including, without limitation, a suit in the nature of a suit to foreclose a mortgage or mechanic’s lien under the applicable provisions of the law of the State of Minnesota.

(g)	A lien claimed under this Article 13 is prior to all other liens and encumbrances on the defaulting Owner’s Element, except (i) liens and encumbrances recorded before this Declaration and not expressly subordinated to the lien claimed under this Article 13, (ii) liens for real estate taxes and other governmental assessments or charges against the Defaulting Owner’s Element, and (iii) the interest held by a bona fide encumbrancer under a Mortgage as described in Section 14.3(e) below.

13.3         Limitation of Liability. No partner, shareholder, director, officer, member, official, employee, participant or agent of any Owner, or of any Mortgagee of any Owner, shall be personally liable to any other Owner or any person, or any successor in interest thereto, in the event of any default or breach under this Declaration or for any amount of money that may be due and payable hereunder.

14.         Mortgages and Liens.

14.1         No Liens on Other Elements. Except as otherwise provided in Article 13 of this Declaration, no Owner shall do anything or omit to do anything that would create or be the foundation for any lien, mortgage or any encumbrance of whatever nature to be placed upon, or in any way encumber, the other Owners’ Elements. Nothing herein shall prevent any Owner from mortgaging the benefit of (i.e., the dominant estate under) any easements granted to such Owner by any other Owner pursuant to this Declaration.

14.2         Mechanic’s Liens. In the event any mechanic’s lien is recorded against the Element of an Owner as a result of services performed or materials furnished for the use of another Owner, the Owner permitting or causing such lien to be so recorded agrees to cause such lien to be discharged within fifteen (15) days after the entry of a final judgment (after all appeals) for the foreclosure of such lien. Notwithstanding the foregoing, upon request of the Owner whose Element is subject to such lien, the Owner permitting or causing such lien to be recorded agrees to promptly cause (but in no event later than ten (10) business days) such lien to be released and discharged of record, either by paying the indebtedness that gave rise to such lien or by posting bond or other security as shall be required by law to obtain such release and discharge. Nothing herein shall prevent the Owner permitting or causing such lien to be recorded from contesting the validity thereof in any reasonable manner such Owner chooses so long as such contest is pursued with reasonable diligence. In the event such contest is determined adversely (allowing for appeal to the highest appellate court), such Owner shall promptly pay in full the required amount, together with any interest, penalties, costs, or other charges necessary to release such lien of record. The Owner permitting or causing such lien to be recorded agrees to defend, protect, indemnify and hold harmless the other Owners and Elements from and against all claims and demands, including any action or proceeding brought thereon, and all costs, losses, expenses and liabilities of any kind relating thereto, including reasonable attorneys’ fees and cost of suit, arising out of or resulting from such lien.

14.3         Declaration Superior To All Liens and Mortgages; Notice to Mortgagee; Subordination as to Encumbrance Prior to Lien Claim.

(a) This Declaration and the rights, privileges and easements of the Owners with respect to each other and their respective Elements shall in all events be superior and senior to any lien presently existing or hereafter placed upon any Element. If any Mortgage shall encumber any Element, the Owner on whose Element such mortgage lien exists shall cause the Mortgagee to subordinate such Mortgage in favor of this Declaration. Notwithstanding the foregoing, no breach of any provision of this Declaration or exercise of any remedy provided in this Declaration shall defeat, render invalid, diminish or impair the lien of any Mortgage made in good faith and for value, but all the covenants, restrictions and easements and other provisions, terms and conditions contained in this Declaration shall be binding upon and effective against any person (including, without limitation, any Mortgagee) who acquire title to any Element by foreclosure, trustee’s sale, deed in lieu of foreclosure, or otherwise, to the extent arising from and after the date such person so acquired title.

(b) Nothing herein contained shall restrict an Owner’s right from time to time to Mortgage all or any part of its Element.

(c) If a Mortgagee shall have served on the other Owners a written notice in the manner set forth in Article 16.3 hereof specifying the name and address of such Mortgagee, such Mortgagee shall be given a copy of each and every notice required to be given by an Owner to the other Owners at the same time as and whenever such notice shall thereafter be given by an Owner to the other Owners, at the address last furnished by such Mortgagee. If a Mortgage so provides or otherwise requires, and notice thereof is given by the Mortgagee as provided above, the proceeds of any claim under an insurance policy or condemnation award required to be delivered to an Owner shall, upon notice from a Mortgagee, be delivered to such Owner’s Mortgagee to be held, used and disposed of by such Mortgagee first, in accordance with the terms and provisions of such Mortgage, and the remainder, if any, in accordance with the provisions of this Declaration. If an Owner shall fail to appoint an arbitrator or otherwise take any action as may be required under this Declaration with respect to the Arbitration, such appointment or action as otherwise would have been permitted by that Owner may be taken by its Mortgagee and such appointment and action shall be recognized in all respects by the other Owners.

(d)         Notwithstanding anything to the contrary specified in this Section 14.3, no Owner need give any notice to any Mortgagee other than a first Mortgagee, nor take any action or give any consent to determine any conflict of any kind between Mortgagees, including any dispute as to whose right is paramount or who has priority in exercising any rights.

(e)         Any lien created pursuant to the provisions of Section 13.2 hereof shall be subject and subordinate to the interest of any bona fide purchaser or encumbrancer of all or any part of an Element, or any interest therein, for fair value, who acquired its interest prior to the date of recordation of the claim of lien, notwithstanding the fact that the claim of lien may be asserted with respect to work performed or costs incurred prior to the date the claim was duly recorded. In addition, any lien claimed pursuant to the provisions of Section 13.2 hereof shall be subject and subordinate to the interest held by a bona fide encumbrancer under a Mortgage, contracted in good faith in connection with financing on customary and usual terms with respect to the Element, or portion thereof, which is the subject of the claim of lien, regardless of the date of filing thereof.

15.         Arbitration. In each case specified in this Declaration in which it shall become necessary to resort to Arbitration, such Arbitration shall be determined as provided in this Article 15 and all arbitrators shall be disinterested persons of at least ten years’ experience in any executive capacity in the active management of commercial properties in a major Midwest Central Business District market. The party desiring such Arbitration shall give notice to that effect to the other party, specifying in said notice the name and address of such person designated to act as arbitrator on its behalf. Within twenty (20) days after the service of such notice the other party shall give notice to the first party specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator, as aforesaid, within or by the time above specified, then the decision of the first arbitrator shall be binding and conclusive upon the parties. If the second arbitrator is chosen, the arbitrators so chosen shall meet within ten days after the second arbitrator is appointed. If the said two arbitrators shall not agree upon the decision to be made in such dispute, they shall themselves appoint a third arbitrator who shall be a competent and impartial person; and in the event of their failure to make such decision to appoint such arbitrator within ten (10) days after their meeting, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request a judge of any court having jurisdiction of the subject matter located in Hennepin County, Minnesota to appoint such third arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to entertain the application and make the appointment and the person so appointed shall be the third arbitrator. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator. The decision in which any two of the arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by such party, or in whose stead as above provided such arbitrator was appointed, and the fees and expenses of the third arbitrator, if any, shall be borne equally by both parties. Except as otherwise provided in this Declaration, the said Arbitration shall be conducted in accordance with the rules then pertaining of the American Arbitration Association, and judgment upon any Arbitration decision rendered may be entered by any court having jurisdiction of the subject matter located in Hennepin County, Minnesota. The award shall be final and non-appealable.

16.         Miscellaneous.

16.1         Relationship of Parties. No provision of this Declaration and no action taken pursuant hereto shall create any relationship between the Owners other than as specifically set forth herein. Without limiting the generality of the foregoing, the Owners shall not be deemed partners of, or joint venturers with, or agents for, one another, and nothing contained in this Declaration shall be construed to render any Owner liable for the debts or obligations of another Owner.

16.2         Headings; Interpretation. The language in this Declaration shall be construed simply according to its generally understood meaning, and not strictly for or against Declarant or any Owner. Whether or not expressly provided where such term appears in this Declaration, the term “include” (and any variation thereof) is not limiting and instead means “including but not limited to” and shall be deemed to refer to all other items or matters that could reasonably fall within the broadest scope of such statement, term or matter. The term “sole” or “absolute” discretion means a party’s sole, unqualified and absolute discretion. The headings to the Articles and Sections of this Declaration are incorporated for convenience only and shall have no effect upon the construction or interpretation of this Declaration. Whenever required by the context of this Declaration, the singular shall include the plural, and vice versa, and the masculine shall include the feminine and neuter genders, and vice versa.

16.3         Notice. All notices, consents, approvals and other communications which may be or are required to be given by an Owner under this Declaration shall be properly given only if made in writing and sent by (a) hand delivery, (b) U.S. Certified Mail, Return Receipt Requested, (c) electronic transfer device with telephone or other confirmation of receipt on a business day, or (d) a nationally recognized overnight delivery service (such as Federal Express, UPS Next Day Air, or Airborne Express), with all delivery charges paid by the sender and addressed to the applicable Owner, at the addresses set forth below. Such notices shall be deemed received (i) if delivered by hand, certified mail or overnight delivery service, on the date of delivery and (ii) if sent by electronic transfer on a business day during the recipient’s normal business hours, on the date of transmission (with confirmation of successful transmission); otherwise the same shall be deemed to have been received on the following business day. The refusal to accept delivery shall constitute acceptance and, in such event, the date of delivery shall be the date on which delivery was refused. Said addresses for notices are to be as follows:

If to Office Owner, South Retail Owner or Parking Owner:	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attn: Gio Cordoves

If to North Element Owner:	Brookfield DB Inc. c/o Brookfield Properties Corporation Three World Financial Center 200 Vesey Street, 11th Floor New York, NY 10281 Attn: General Counsel

or to such other address as the Owner to receive notice may designate in writing to the other Owners by notice given as herein required.

16.4         Time. Time is of the essence of this Declaration and each and all of its provisions.

16.5         Amendment or Modification. This Declaration and any of the rights, licenses and easements created hereby may be terminated or amended by an instrument duly executed by all of the then-current Owners and consented to in writing by the holder of any first Mortgage on the fee title of any Element and the holder of any certificate of sale arising from foreclosure of any such mortgage, if any, and no other party need join in or consent to any such termination or amendment to make the same effective. Any purported amendment or termination not executed or consented to by all of the parties whose execution or consent is required under this Section 16.5 shall be of no force or effect. Any amendment, change, modification or supplement to this Declaration, in order to be effective, shall be by written instrument in recordable form executed by all of the Owners and first Mortgagees, if any, and duly recorded in the Registrar’s Office.

16.6         Successors and Assigns. This Declaration shall be binding upon, and shall inure to the benefit of, any successor or assign of any Owner. Any Owner shall be liable only for such obligations of such Owner hereunder as accrue during its period of ownership. Declarant does hereby declare that the Elements are, and shall be, held, transferred, sold, conveyed and occupied subject to the restrictions and covenants of this Declaration, which restrictions and covenants (a) are for the purpose of protecting the value, desirability and amenities of the Project; (b) shall operate as equitable covenants, restrictions and reservations, which shall run with each Element and which shall be binding on all parties having any right, title or interest in the same, their heirs, personal representatives, successors and assigns, and shall inure to the benefit of each of such other parties their heirs, personal representatives, successors and assigns; and (c) are imposed upon each Element, respectively, as a servitude in favor of the other Elements.

16.7         Term. This Declaration shall run with the Land, shall be effective as of the date hereof, shall terminate one hundred (100) years from the date hereof and shall be automatically, perpetually renewable thereafter for successive periods of twenty (20)

years each unless an Owner gives written notice of termination at least ten (10) years prior to the expiration of the then-current term and the provisions set forth in Section 16.5 with respect to termination of the Declaration are otherwise complied with. Each easement, reservation, covenant, condition and restriction contained in this Declaration shall remain in full force and effect until this Declaration terminates, unless the provisions of the Declaration expressly provide that such easement, covenant, reservation, condition or restriction shall be perpetual, in which event it shall remain in effect until it is released or abandoned by the Owner of the Element benefited by such easement, covenant, reservation, condition or restriction. Upon the termination of this Declaration, all rights and privileges derived from and all duties and obligations created and imposed by the provisions of this Declaration, except as relates to the easements mentioned above, shall terminate and have no further force or effect; provided, however, that the termination of this Declaration shall not limit or affect any remedy at law or in equity that an Owner may have against any other Owner with respect to any liability or obligation arising or to be performed under this Declaration prior to the date of such termination.

16.8         Severability. If any term contained in the Declaration shall, to any extent, be invalid or unenforceable, the remainder of this Declaration (or the application of such term to Persons or circumstances other than those in respect of which it is invalid or unenforceable), except those terms that are made subject to or conditioned upon such invalid or unenforceable term, shall not be affected thereby, and each such unaffected term of this Declaration shall be valid and enforceable to the fullest extent permitted by law.

16.9         Reconfirmation. Each Owner shall, upon the request from time to time of any other Owner, execute, deliver and record such documents as may be reasonably necessary or appropriate to reconfirm all of the easements, reservations, covenants, conditions and restrictions set forth in this Declaration.

16.10         Law Applicable. This Declaration shall be governed by and construed under the laws of the State of Minnesota.

16.11         Declaration Shall Continue Notwithstanding Breach. No breach of this Declaration shall entitle any Owner to cancel, rescind or otherwise terminate this Declaration. However, such limitation shall not affect in any manner any other rights or remedies that any Owner may have hereunder, or at law or in equity, by reason of a breach.

16.12         Attorney’s Fees. If any Owner brings an action to enforce or interpret this Declaration, the prevailing Owner in such action shall be entitled to recover reasonable attorney’s fees and court costs from the non-prevailing Owner, in addition to any other relief granted.

16.13         Commercially Reasonable. With respect to matters arising under this Declaration, each Owner shall act in a commercially reasonable manner except when another standard is expressly provided. Whenever the consent or approval of an Owner is expressly required hereunder, such consent or approval shall not be unreasonably withheld or delayed, unless a different standard is expressly set forth herein. If any consent or approval is expressly required from more than one Owner, then the consent or approval must be obtained from all such Owners. All consents or approvals under this Declaration must be given in writing.

16.14     Time and Form of Approvals. Wherever in this Declaration approval of an Owner is required, and unless a different time limit is provided herein, such approval or disapproval shall be given in writing within ten (10) business days following the receipt of the item to be so approved or disapproved. If such Owner fails to respond to such request for approval or disapproval within the prescribed period of time, the requesting Owner shall send a second written request for such approval or disapproval containing the following language in capital letters in boldface type: “YOU ARE HEREBY REMINDED THAT YOUR FAILURE TO PROVIDE NOTIFICATION OF APPROVAL OR DISAPPROVAL NOT LATER THAN TEN (10) BUSINESS DAYS AFTER RECEIPT OF THIS REQUEST SHALL BE DEEMED TO CONSTITUTE YOUR CONSENT THERETO.” The subsequent failure of such Owner to approve or disapprove the matter under consideration within such ten (10)-business-day period shall be conclusively deemed such Owner’s approval thereof.

16.15     Effect on Other Agreements. This Declaration does not affect the rights and obligations of the Owners hereto under any other agreement by which the Elements are bound.

16.16     Inapplicability of MCIOA; Restrictions on Duration. Declarant does hereby declare that (i) no part of the Project may be used for residential purposes, and (ii) it does not intend or elect to have the Project or any part thereof governed by Minnesota Common Interest Ownership Act (“MCIOA”), Minnesota Statutes Chapter 515B. Accordingly, the terms and provisions of MCIOA shall have no applicability to any part of the Project. Declarant acknowledges and agrees that this Declaration and the covenants, conditions and restrictions hereof are within the scope of Minnesota Statutes Section 500.20, Subd. 2a(6) and, as such, are not subject to the thirty (30) year limitation of Section 500.20, Subd. 2a, nor, pursuant to Minnesota Statutes Section 541.023, Subd. 2(c), subject to the forty (40) year limitation of Section 541.023, Subd. 1.

16.17     Estoppel Certificates. Each Owner covenants that, within twenty (20) days of any written request of another Owner, it will issue to such requesting Owner, or to any Mortgagee or a bona fide purchaser under an agreement of sale or similar document, an estoppel certificate stating as of the date of such certificate whether the Owner to whom the request has been directed knows: (a) of any default under the Declaration and if there are known defaults, specifying the nature thereof; (b) whether, to its knowledge, the Declaration has been assigned, modified or amended in any way (and if it has, then stating the nature thereof); (c) that, to its knowledge, the Declaration is in full force and effect; and (d) such other things as the requesting party may reasonably request. The issuance of an estoppel certificate shall in no event subject the issuer to any liability for the negligent or inadvertent failure of the issuer to disclose correct or relevant information, nor shall such issuance be construed to waive any rights of the issuer to perform an audit or obtain an adjustment with respect to Common Costs for any year it is entitled to do so; provided, however, such estoppel certificate shall nonetheless act to estop the issuer from asserting a claim or defense against a bona fide encumbrancer or purchaser for value to the extent that such claim or defense is contrary to the statements contained in the estoppel certificate, and such bona fide purchaser or encumbrancer has acted in reasonable reliance upon such estoppel certificate without knowledge of facts to the contrary.

16.18     Merger Not Intended. Common ownership of any Elements or portions thereof shall not cause this Declaration to be extinguished by operation of merger in whole or in part.

16.19     Minimization of Damages. Each Owner agrees to cause the least possible interference with the activities of the other Owners and their Permittees.

16.20     Rights Reserved. Except for rights expressly granted to the Owners herein, each Owner reserves all rights in and to the easement areas on its Element. Each Owner shall continue to enjoy the use of the easement areas on its Element for any and all purposes that do not interfere with the rights granted to the other Owners’ use of the easement areas. The rights reserved herein are expressly limited by those actions that might damage the easement areas or prevent easy access thereto.

16.21     No Waiver. The failure of any Owner to insist upon strict performance of any of the terms, covenants or conditions hereof shall not be deemed a waiver of any rights or remedies that Owner may have hereunder, at law or in equity, and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions. No waiver by any Owner of any default under this Declaration shall be effective or binding on such Owner unless made in writing by such Owner and no such waiver shall be implied from any omission by an Owner to take action with respect to such default. No express written waiver of any default shall affect any other default or cover any other period of time other than any default or period of time specified in such express waiver. One (1) or more written waivers of any default under any provision of this Declaration shall not be deemed to be a waiver of any subsequent default in the performance of the same provision or any other term or provision contained in this Declaration. The failure of an Owner to provide a reconciliation or statement for amounts owed within a specified time shall not act as a waiver of such Owner’s right to collect such amount upon the later issuance of the required Reconciliation or statement.

16.22     Naming Rights. Office Owner shall have the right to change the name by which the Office Element is known to the public from time to time in Office Owner’s sole discretion. North Element Owner and South Retail Owner shall each have the right to change the name by which the North Element or the South Retail Element, respectively, is known to the public from time to time in the sole discretion of North Element Owner and South Retail Owner, respectively. Notwithstanding the foregoing,

North Element Owner shall be prohibited from using the name “RBC Plaza” (or in the event RBC Plaza is renamed by Office Owner, then any successor name of RBC Plaza) in any name chosen by North Element Owner by which the North Element is known to the public.

16.23     Declarant’s Rights. Notwithstanding anything stated to the contrary in this Declaration, upon the execution and recordation of this Declaration, the Declarant shall have no further rights under this Declaration, and the consent and/or approval of the Declarant shall not need to be obtained for any purpose under this Declaration, except to the extent that the Declarant is the Owner of an Element and then only in its capacity as an Owner of an Element under the terms and provisions of this Declaration.

dms.us.42057451.19

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Declaration to be made as of the day and year first above written.

BROOKFIELD DB INC.

By:
Its:

STATE OF                                      )

                                                          ) ss

COUNTY OF                                  )

The foregoing instrument was acknowledged before me this             day of                     , 2013, by                                         , the                                         of Brookfield DB Inc., a Minnesota corporation, on behalf of the corporation.

Notary Public

EXHIBIT A-l

Legal Description of Land

Tracts A through J, Registered Land Survey No. 1797, Hennepin County, Minnesota.

A-1-1

EXHIBIT A-2

Legal Description of North Parcel

Tracts E and F, Registered Land Survey No. 1797, Hennepin County, Minnesota.

A-2-1

EXHIBIT A-3

Legal Description of Office Parcel

Tracts C, G, H, I and J, Registered Land Survey No. 1797, Hennepin County, Minnesota.

A-3-1

EXHIBIT A-4

Legal Description of Parking Parcel

Tracts A and B, Registered Land Survey No. 1797, Hennepin County, Minnesota.

A-4-1

EXHIBIT A-5

Legal Description of South Retail Parcel

Tract D, Registered Land Survey No. 1797, Hennepin County, Minnesota.

A-5-1

EXHIBIT B

Workroom Easement

[see attached]

B-1

5th Floor
AS-BUILT
DAIN BOSWORTH/
NEIMAN MARCUS PLAZA
[redacted]

B-2

EXHIBIT C

Depiction of Stairways

[see attached]

1st Floor
North Stairway
STAIR NO. 4
108
STAIR NO. 3
109
110
VESTIBULE
112
N.I.C.
AREA= 2643 SQ.FT.
NEIMAN MARCUS
101
NIC STRUCTURAL DWGS
CORRIDOR
121
RETAIL
122

2nd Floor
North Stairway
E
F
G
H
30'-0"
T/ LANDING
SHADOW BOX TYP.
STAIR NO. 5
206
STAIR NO. 6
207
ELEC. CLOS.
204
VESTIBULE
205
N.I.C.
RETAIL
208
UP FROM GROUND
DN TO GROUND
NEIMAN MARCUS
201
T/ SLAB
EL. 160'-8"
FIRE EXTINGUISHER CABINET - FULLY RECESSED

3rd Floor
E
F
G
H
North Stairway
STAIR NO. 4
STAIR NO. 3
305
RETAIL
310
CORRIDOR
FIRE EXTINGUISHER CABINET - SEMI-RECESSED
UP TO FOURTH
UP FROM 2nd
DN TO 2nd
DN FROM 4th
NEIMAN MARCUS STOREFRONT N.I.C.

4th Floor

E
F
G
H
North Stairway
STAIR NO. 4
406
CORRIDOR
411
STAIR NO. 3
405
EL. CLOS
407
STAIR No. 3
FROM TOWER
ABOVE
ELEC. CLOS
408
N.I.C.
VESTIBULE
409
N.I.C.
RETAIL
410
FIRE EXTINGUISHER
NEIMAN MARCUS
STOREFRONT, N.I.C.

EXHIBIT D

Prohibited Uses

Without limiting the generality of the use prohibitions contained in the Declaration, the following uses shall not be permitted:

a.	Any use that emits an obnoxious odor, noise or sound that can be heard or smelled outside of any Element in the Project.

b.	An operation primarily used as a storage warehouse operation and any assembling, manufacturing, distilling, refining, smelting, agricultural or mining operation.

c.	Any second-hand store, surplus store, or pawn shop, or any check-cashing facility.

d.	Any dumping, disposing, incineration or reduction of garbage.

e.	Any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation.

f.	Any central laundry, dry cleaning plant or laundromat; provided, however, this prohibition shall not be applicable to nominal supportive facilities for on-site service oriented to pickup and delivery by the ultimate consumer as the same may be found in similar retail/office buildings in Minneapolis.

g.	Any automobile, truck, trailer or recreational vehicle sales, leasing, display or body shop repair operation.

h.	Any veterinary hospital or animal raising or boarding facility, or pet shop.

i.	Any mortuary or funeral home.

j.	Any establishment selling or exhibiting “obscene” material.

k.	Any establishment selling or exhibiting drug-related paraphernalia or exhibiting either live or by other means to any degree, nude or partially clothed dancers or wait staff.

1.	Any massage parlor or similar establishment.

m.	Any flea market, amusement or video arcade, pool or billiard hall, car wash or dance hall.

n.	Any gambling facility or operation, including but not limited to off-track or sports betting parlors; table games such as blackjack or poker; slot machines, video poker/blackjack/keno machines or similar devices; or bingo halls. Notwithstanding the foregoing, this prohibition shall not be applicable to government sponsored gambling activities or charitable gambling activities, so long as such activities are incidental to the business operation being conducted by the Occupant.

D-1

EXHIBIT E

Allocable Share of Common Costs

The Budget and Allocable Shares will be prepared and determined by Office Owner or its appointee (hereinafter collectively “Office Owner”), all subject to the provisions of this Agreement. Subject to the provisions of Section 6.1(c) of the Declaration, the following general principles will be applied, in Office Owner’s reasonable discretion, for costs not included in the chart below:

1. Expenses related to items, systems and issues that directly benefit a specific Owner will be charged directly to that Owner.

2. Shared items that can be practically allocated based on usage through metering or sub-metering or other method will be allocated based on usage.

3. Those shared items that benefit all of the Owners in either equal measure or in a non-quantifiable manner will be allocated based on Floor Area.

4. Expenses relating to any item of equipment (i) similar to those described on this Exhibit E, (ii) which is not included on this Exhibit E, and (iii) which serves both the North Element and some or all of the balance of the Project, will be allocated to the North Element (15%) and to the South Retail Element, Parking Element and Office Element (85%).

5. All of the costs included in the chart below are allocated based on Floor Area, except for items C(c) and (d), which are allocated based on usage.

	Category	North Element	South Retail Element, Parking Element and Office Element	Category Description

A	Loading Dock	15%	85%	Includes without limitation utilities serving Loading Dock, MAU -4, LDX -1, personnel costs, contract services, supplies, uniforms, control center costs, and repairs.

B	HVAC

	a. PM & repairs on pumps			Includes without limitation personnel costs, supplies, utilities serving these pumps, and repairs for pumps.

	i. CHW Pump 6&7 (CA)	15%	85%

	ii. Condensate Pump 1	15%	85%

	b. PM & repairs on fans			Includes without limitation

	Category	North Element	South Retail Element, Parking Element and Office Element	Category Description

	i. SPF-1&SPF-2 (Stair 1 & 3)	15%	85%	personnel costs, supplies, and repairs for the fan units and the traps, utilities serving these fans, exchangers, etc that serve each unit.

	ii. AC-2, RE-1 (CA)	15%	85%

	iii. SGX-1 & MRX-1 (Level 5/6)	15%	85%

	c. Air Compressors	15%	85%	Includes without limitation personnel costs, supplies, utilities serving these air compressors, and repairs for the two air compressors.

C	Utility Facility Maintenance

	a. Emergency Generator Maintenance, Testing, and Repairs	15%	85%	Includes without limitation electrical switchgear and bus duct maintenance, utilities serving this area, emergency generator testing, fuel, office owner time/maintenance, repairs, but specifically excludes North Element’s electrical switchgear, bus duct, etc that exclusively serves the North Element.

	b. Fire Pump	15%	85%	Includes without limitation PM, repairs, motor control center, utilities serving this area, switchboards, and testing for the fire pump.

	c. MPOP	4%	96%	Includes without limitation, utilities serving this area and riser management expenses for the MPOP room on LL-2 but specifically excludes riser management expenses that exclusively serve an Element.

	d. Fire Command	5%	95%	Includes without limitation maintenance expenses for the fire command room and utilities serving this area.

	Category	North Element	South Retail Element, Parking Element and Office Element	Category Description
D	Shared Services	15%	85%	includes the Shared Services described in Section 5.2(a) (and general operational and maintenance costs with respect to such Shared Services), which as of the date of this Declaration, only includes the mailroom.

E	Snow Removal	North Element Sidewalk
		Share = A fraction, expressed as a percentage, computed by dividing (a) the number of lineal feet along the exterior façade of the North Element fronting on the Nicollet Mall and 5th Street, by (b) the number of lineal feet of the exterior façade of the Project (including the North Element) fronting on 6th Street, Nicollet Mall and 5th Street	100% – North Element Sidewalk Share	Snow removal services.

Key:

AC-2 – Air Conditioning Unit 2 (supply air for Common Areas)

CHW – Chilled Water

LDX-1 – Loading Dock Exhaust 1 (exhausts loading dock)

MAU-4 – Make Up Air Unit 4 (supplies fresh air to loading dock)

MPOP – Main Point of Presence (Main Telephone Room)

MRX-1 – Mechanical Room Exhaust 1 (exhausts mechanical room on floors 5 and 6)

PM – Preventative Maintenance

RE-1 – Return Air Unit for AC-2

SGX-1 – Switch Gear Exhaust 1 (exhausts electrical room on floors 5 and 6)

SPF-1 and SPF-2 – Stairway Pressurization Fans 1 and 2 (pressurize stairways in a fire condition)

EXHIBIT O

OUTSTANDING LEASING COSTS AND CONTRACTUAL RENT ABATEMENT

RBC PLAZA & GAVIIDAE COMMON II

SELLER COSTS EXCLUDED FROM THE CASH FLOW

Tenant	Suite	Size*	Approx. Amount	Comments
RBC Capital Markets	700-2100	277,201 SF	$3,850,315	TI allowance – use by date of 11/30/14
Fish & Richardson PC	2300/3200-3400	68,039 SF	$718,076	TI allowance – use by date of 7/31/13 & $37,686.18 carried over per Letter Agreement
White Pine Capital	2530	5,651 SF	$13,192	Free rent gap for Feb 2013
Martin Williams Inc.	2600-2900	79,183 SF	$1,172,254	Free rent gap for Jun-Nov 2013 and Jun-Nov 2014
Stifel Financial Corp.	3000	18,502 SF	$508,805	TI allowance – use by date 6/30/15
Stifel Financial Corp.	3000	18,502 SF	$46,300	Free rent gap for Jul 2014
Imperial Capital	3720	4,152 SF	$20,760	TI allowance – use by date of 4/30/13
Prudential	3710	4,516 SF	$34,014	Free rent gap for Mar 2013 to May 2013
Prudential	3710	4,516 SF	$135,480	TI allowance – $22,580 may be used as rent credit
Prudential	3710	4,516 SF	$11,290	2nd half of lease commission
Starquest Securities	3800-4000	43,307 SF	$1,947,081	TI allowance – use by date of 12/31/14
Total			$8,457,567.00

*Re-measured size shown – amounts calculated on current size